                           SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                               OF THE SECURITIES
                             EXCHANGE ACT OF 1934

                          Check the appropriate box:

                     Preliminary information statement [ ]
                         Confidential, for use of the
                         Commission only (as permitted
                             by Rule 14c-5(d)(2))
                     Definitive information statement [X]


                              JG INDUSTRIES, INC.
              ___________________________________________________
               (Name of Registrant as Specified in Its Charter)

              Payment of Filing Fee (Check the appropriate box):


                             [X] No fee required.

   [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1) Title of each class of securities to which transaction applies:

                                Not Applicable
              ___________________________________________________

       (2) Aggregate number of securities to which transaction applies:

                                Not Applicable
              ___________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                                Not Applicable
              ___________________________________________________

             (4) Proposed maximum aggregate value of transaction:

                                Not Applicable
              ___________________________________________________

                              (5) Total fee paid:
                                Not Applicable
              ___________________________________________________

              [X] Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                          (1) Amount Previously Paid:
                                   $1,525.20
              ___________________________________________________

               (2) Form, Schedule or Registration Statement No.:
                                   001-00258
              ___________________________________________________

                               (3) Filing Party:
                              JG Industries, Inc.
              ___________________________________________________

                                (4) Date Filed:
                               February 17, 2000
              ___________________________________________________

          NOTICE OF ACTION BY WRITTEN CONSENT OF MAJORITY SHAREHOLDERS

                         -----------------------------

                              JG INDUSTRIES, INC.
                               5630 West Belmont
                            Chicago, Illinois 60634
                                 (773) 481-5410

                         -----------------------------

To the Shareholders of JG Industries, Inc.:

This Information Statement is being furnished to the shareholders of JG Industries, Inc. (the "Company") pursuant to Section 14(c) of the Securities Exchange Act of 1934 (the "Exchange Act"). This Information Statement shall also serve as a notice which is hereby being given pursuant to Section 7.10 of the Illinois Business Corporation Act of 1983, as amended (the "Act"), prior to a written consent action of the majority shareholders of the Company. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Company anticipates that on or before April 7, 2000, the holders of a majority of the issued and outstanding common and preferred shares of the Company will approve by written consent the following actions:

Action 1:  Amend the articles of incorporation to specify that voluntary dissolution of the Company requires a majority vote of the outstanding common and preferred shareholders of the Company;

Action 2:  Approve the sale of interests in real property (the "Real Property
           Interests") which constitutes substantially all the assets of the Company to Ames Department Stores, Inc. ("Ames"); and

Action 3:  Approve the dissolution of the Company and the liquidation of the
           Company's assets subsequent to the sale of the Real Property Interests to Ames.

Under Illinois law and the Company's articles of incorporation, the written consent of the holders of a majority of the issued and outstanding common and preferred shares of the Company, acting together as a single class (the "Majority Holders"), is the only vote of any class of the Company's capital stock that is necessary to take the above-listed actions.

Accordingly, the Majority Holders have the right to approve the above-listed actions without the affirmative vote of the other holders of the Company's capital stock and have indicated their intentions to vote in favor of the above-listed actions.

If the sale of the Real Property Interests to Ames is consummated, and such sale constitutes sale of substantially all the assets of the Corporation, pursuant to
Section 11.65 of the Act, shareholders who did not execute the written consent will have the right to dissent from such sale of the Corporation's assets provided that such shareholders comply with all the procedures to dissent set out in Section 11.70 of the Act.

Currently, the Company expects that holders of its common stock (including holders of preferred stock which is convertible into common stock) will receive in excess of $1.00 in cash for each share of common stock. However, changes that occur during the course of the Company's liquidation, the inability to sell assets for anticipated proceeds and/or unanticipated liabilities that arise during the liquidation could cause the anticipated payments to holders of the Company's stock to vary significantly. Further, there are customary conditions to the closing of the sale of the Real Property Interests to Ames. The failure of this sale to close for any reason would have an adverse effect on the planned liquidation. The Company does not anticipate distributing any amount to shareholders in this liquidation prior to October 16, 2000 and the liquidation could take significantly longer.

This Information Statement was mailed to the shareholders of the Company on or about March 14, 2000.

                                       By order of the Board of Directors.

                                       /s/ William Hellman
                                       -----------------------------------
                                       Chairman and Chief Executive Officer

                              JG INDUSTRIES, INC.
                               5630 West Belmont
                            Chicago, Illinois 60634
                                (773) 481-5410

                         -----------------------------

                             INFORMATION STATEMENT

                         -----------------------------

                                 INTRODUCTION

     This Information Statement is being furnished to the holders of record at the close of business on March 3, 2000 (the "Record Date") of the outstanding shares of (i) common stock, no par value per share (the "Common Stock") and (ii) Series B convertible preferred stock, no par value per share (the "Series B Preferred Stock," together with the Common Stock, the "Shares") in connection with the anticipated sale of Real Property Interests to Ames and the subsequent dissolution and liquidation of the Company. A copy of the Sale Purchase Agreement is attached hereto as Annex A.

     As of the Record Date, there were 1,062,653 shares of the Company's Common Stock outstanding and 1,500 shares of the Company's Series B Preferred Stock issued and outstanding. The holders of outstanding shares of Common Stock are entitled to one vote per share. The holders of Series B Preferred Stock are entitled to vote with the holders of Common Stock, with each share of Series B Preferred Stock having the number of votes equal to the number of shares of Common Stock into which one share of Series B Preferred Stock may be converted. As of the date of this Information Statement, each share of Series B Preferred Stock is entitled to 444.44 votes. HOWEVER, WE ARE NOT ASKING FOR ANY SHAREHOLDER CONSENT OR PROXY AND YOU ARE REQUESTED NOT TO SEND US YOUR CONSENT OR PROXY.


                                 THE AMENDMENT

     The Majority Holders intend to amend by written consent the Company's articles of incorporation to provide that a majority vote of the Shares is necessary for the voluntary dissolution of the Company. Article 7 of the Company's articles of incorporation provides that a majority vote of the Shares voting together may amend the articles of incorporation. Therefore, the Majority Holders may, without soliciting the consent of the other shareholders, amend the Company's articles of incorporation as described in this Information Statement. The effect of this amendment is that in connection with the Sale (as defined below), the Majority Holders may, without soliciting the consent of the other shareholders of the Company, dissolve and liquidate the Company and Goldblatt's Department Stores, Inc., a wholly-owned subsidiary of the Company ("Goldblatt's").

                  BACKGROUND AND REASONS FOR THE TRANSACTIONS

     During the past year, the Company discussed the sale of part or all of the Company with several parties. From August through October of 1999, the Company agreed to negotiate exclusively with a party other than Ames for the sale of the Company. The offer made as a result of these negotiations was rejected by the Company. Ames first approached the Company in July of 1999. When Ames followed up on these discussions a few weeks later, the Company had agreed to negotiate exclusively with the other party. After the exclusivity period ended, the Company continued to negotiate with the other party and with Ames. In November of 1999, the Company determined that Ames was willing to pay a higher price than the other party. Negotiations with Ames continued through December and January. As a result of these negotiations, Ames delivered a draft of a Sale-Purchase Agreement to the Company in January of 2000. The Company's Board of Directors met on Friday, January 28 and Tuesday, February 1 to consider the proposed sale and the dissolution and liquidation of the Company. On February 1, 2000, the Company's Board (i) determined that the sale of the leasehold interests in the real estate where seven of the Company's eight stores are located (the "Sale") for a purchase price of $7,626,000 and the dissolution and liquidation of the Company were fair to and in the best interest of the Company and its shareholders; and (ii) recommended and approved such Sale, dissolution and liquidation. On February 2, 2000, the Company and Ames entered into the Sale-Purchase Agreement for the Sale.

     In making the foregoing determinations, the Company's Board of Directors considered a number of factors, including, without limitation, the following:

     (i) the Company's weak financial condition, including its continuing operating losses;

     (ii) the Company's poor future prospects, including the uncertainty of whether the Company could continue as a going concern;

     (iii) the alternatives to the Sale, dissolution and liquidation after discussions with interested parties;

     (iv) the historical and recent market prices of the shares of Common Stock and the fact that the Sale, dissolution and liquidation should enable the holders of shares of Common Stock to realize a premium over the prices at which such shares traded prior to the execution of the Sale-Purchase Agreement;

     (v) the conditions to closing under the Sale-Purchase Agreement as well as the other terms of this agreement (including the $1,000,000 escrow payment);

     (vi) the uncertainty of (A) the amount that shareholders will ultimately receive in the liquidation, which the Company currently anticipates to be in excess of $1.00 per share of Common Stock and (B) the timing of payments to shareholder after the liquidation, which payments the Company currently does not anticipate making until after October 16, 2000.

     The Company's board did not assign relative weights to the above factors. Rather, the board based its position and recommendation on the totality of information presented to and considered by it.

                                   THE SALE

     Pursuant to the Sale-Purchase Agreement, Ames will purchase in the Sale interests in the leased real estate where seven of the Company's eight stores are located for a purchase price of $7,626,000 in cash. Included in the Sale are the leasehold improvements and stock room racks, shelving, rollers, conveyors and other handling equipment. Excluded from the Sale are the retail inventory and most of the trade fixtures in those seven stores. Of the purchase price, $1,000,000 was deposited with and is being held in escrow pursuant to the Sale-Purchase Agreement. The balance of the purchase price will be paid at closing.

     If the Majority Holders approve the Sale and certain conditions are met (including the ability of the Company to deliver the properties vacant of tenants and in broom clean conditions), the Company will assign six of its leases to Ames and terminate one of its leases subject to Ames entering into a new lease for the same site. The closing of this transaction is conditioned on the Company delivering certain instruments identified in Section 12.01 of the Sale-Purchase Agreement by the closing date, which is scheduled for April 14, 2000. Also, under the Sale-Purchase Agreement, the Company will make certain customary representations and warranties that must be true in order for the closing to occur, which representations and warranties will survive for a period of six months after the closing. The Company may be required to escrow additional amounts in the event that certain closing conditions are not satisfied in full. As a result, none of the proceeds from the Sale or the liquidation described below will be distributed to the shareholders prior to October 16, 2000. Moreover, as described below, the distribution of such proceeds could occur significantly later than October 16, 2000.

     In the event that a material part of the properties is destroyed or damaged by fire or other casualty prior to the closing, Ames will in some cases have the option to terminate the Sale-Purchase Agreement with respect to some or all of the leases. There can be no assurances that the Sale will be consummated. The failure of the Sale to close could have a material adverse effect on the liquidation.

     This section is a summary of the terms of the Sale and is therefore not complete. You should read the copy of the Sale-Purchase Agreement relating to the Sale which is attached to this Information Statement as Annex A.

                          DISSOLUTION AND LIQUIDATION

     Because of the Company's continuing operating losses and for the reasons set forth in "Background and Reasons for the Transactions" above, the Company began winding-up its operations shortly after the end of its fiscal year on January 29, 2000. The Company has closed its stores and commenced the process of selling its inventory and trade fixtures in sales to the public.

     Additionally, the Company has solicited purchasers for its sole owned store site, located at 4700-12 South Ashland Avenue, Chicago, Cook County, Illinois and entered into a contract to sell this property described below. Initially, the Sale contemplated that Ames would purchase this property. Ames, however, decided not to purchase the Ashland Avenue property. Thus, in preparation for dissolution, the Company expects to sell the Ashland Avenue property separately, subsequent to the closing of the Sale. The Ashland Avenue property is subject to a mortgage with a current value of approximately $760,000. Four potential purchasers expressed interest in purchasing the Ashland Avenue property and the Company considered all four possibilities. On February 29, 2000, the Company entered into a Real Estate Sales Contract with Hillco Real Estate, L.L.C. for the sale of the Ashland Avenue property for a purchase price of $1,950,000 (approximately, $1,190,000 net of the mortgage). This Real Estate Sales Contract is subject to delivery of a title commitment subject only to certain permitted exceptions and a fifty-day inspection period after which Hillco Real Estate, L.L.C. may, based on its inspections of the Ashland Avenue property, decide not to purchase the Ashland Avenue property and receive a refund of the earnest money it deposited with the Company. Should Hillco Real Estate, L.L.C. decide after the fifty-day inspection period to purchase the Ashland Avenue property, it will purchase the property in "as is, where is" condition and the closing will occur not more than twenty days after the expiration of the inspection period. The Company will pay all state and county transfer taxes and Hillco Real Estate, L.L.C. will pay all City of Chicago transfer taxes resulting from the sale of the Ashland Avenue property.

     Although the Company will endeavor to sell the Ashland Avenue property pursuant to the Real Estate Contract described above, there can be no assurances that the Company will be able to complete the sale of the Ashland Avenue property. The Company does not anticipate distributing any amounts to shareholders prior to the completion of the sale of the Ashland Avenue property.

     In anticipation of winding-up its operations, the Company offered to settle a dispute with a minority shareholder of two of its subsidiaries, Sussex Group Holding, Inc. and Sussex Group, Ltd. Douglas A. Smith owns 5% of the issued and outstanding stock of Sussex Group Holding, Inc. Mr. Smith also owns 1% of the issued and outstanding stock of Sussex Group, Ltd. Currently, Mr. Smith and the Company disagree about the value of his minority interest. Accordingly, unless Mr. Smith and the Company are able to resolve this issue, the Company intends on filing an action for declaratory judgment in a court of competent jurisdiction requesting a declaration of its rights and a valuation of Mr. Smith's minority interest. In its communications with Mr. Smith, the Company will indicate its belief that Mr. Smith's minority interest is worth approximately $1,165,500. Although the Company will aggressively pursue its rights in an action for declaratory judgment, it cannot speculate as to when a court will decide this issue. The Company does not currently anticipate distributing any amounts to shareholders prior to resolving this dispute with Mr. Smith.

     In winding up the affairs of the Company and concluding the liquidation process, the Company will continue to liquidate its assets, allowing a reasonable time in an effort to minimize losses attendant on liquidation. Any stockholder or director may purchase any of the assets at any public or private liquidation sale. There can be no assurance that the Company will be able to sell all or any substantial portion of its assets remaining after the Sale or as to the amount of sale proceeds. Moreover, events such as the failure of the Sale to close, the inability to sell the assets (or to sell the assets at favorable prices) and/or unanticipated liabilities that arise during the winding-up and liquidation make it difficult to predict or give any assurance as to the payment that the shareholders of the Company will ultimately receive from the liquidation.

     Because of the survival of the representations and warranties made by the Company in the Sale for six months, the Company's shareholders will not receive proceeds from its liquidation prior to October 16, 2000, and the distribution of such proceeds could occur significantly later.


              PRIORITY OF DISPOSITION OF PROCEEDS ON LIQUIDATION

     On dissolution of the Company, the Company will be liquidated and the proceeds of liquidation will be applied first to the payment of obligations of the Company and the expenses of liquidation and to the setting up of any reserves for contingencies which the Board of Directors may consider necessary. Any remaining proceeds of liquidation and any other funds will then be distributed to the shareholders.

     Each shareholder of the Company will receive in cash such shareholder's pro rata share of the liquidation proceeds. Holders of the Company's Series B Preferred Stock will receive, in lieu of receiving the liquidation value of and any accrued cumulative dividends with respect to the Company's Series B Preferred Stock, the amount they would have received if they converted their shares into shares of Common Stock immediately prior to the allocation and distribution of the liquidation proceeds. Additionally, the holders of any outstanding options for Common Stock will be deemed for purposes of allocating liquidation proceeds to have exercised their options immediately prior to the distribution of the liquidation proceeds and shall receive their pro rata share of the liquidation proceeds, net of the option exercise price and any applicable withholdings.

     Except those requirements being satisfied by the filing and distribution of this Information Statement, there are no federal or state regulatory requirements that must be complied with or from which approval must be obtained in connection with the transactions described in this Information Statement.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the Sale and the dissolution and liquidation of the Company and is not intended to be a complete analysis of all potential tax effects to investors in the Company. The discussion does not address the tax consequences that may be relevant to investors subject to special treatment under federal income tax laws (including, without limitation, dealers in securities, banks, insurance companies, tax-exempt organizations, foreign individuals and entities, persons who hold Company stock as a hedge against risk, or a constructive sale, or conversion transaction). The following summary is not binding on the Internal Revenue Service. The summary is based on the Internal Revenue Code, laws, regulations, rulings, and decisions in effect on the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local, and foreign laws are not addressed.

     INVESTORS IN THE COMPANY ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM FROM THE PROPOSED SALE AND LIQUIDATION, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS IN PARTICULAR CIRCUMSTANCES.



Consequences to Company

     Upon the Sale, the Company will recognize gain or loss for federal income tax purposes equal to the difference between the amount realized on the sale and the Company's adjusted tax basis in such assets at the time of the sale. The amount realized on the sale will equal the consideration paid for the Company's assets plus any liabilities that Ames assumes (or liabilities the assets are
subject to at the time of the sale).   If the Company recognizes a net gain on
the sale of its assets, it anticipates that it will not, because of a net operating loss of approximately $20,000,000, have any federal income tax obligation with respect to such gain, except under the alternative minimum tax rules. The Company expects that its tax liability with respect to the Sale will be less than five percent of the proceeds.

     Prior to the liquidation, the Company anticipates that it will dispose of all of its assets (other than cash) not sold in connection with the Sale. The Company should recognize gain or loss on each of these transactions and may be required to pay income taxes as a result. The amount of the Company's income tax obligation with respect to these transactions will depend on the terms of the transaction. As long as the gain from these sales do not exceed the Company's remaining net operating loss, the only federal income tax liability should be alternative minimum tax, which should not exceed two percent of the proceeds.

     Immediately prior to the liquidation, the Company does not expect to hold any assets other than cash. Consequently, the actual liquidation should not create any additional federal income tax obligations for the Company.

Consequences to Investors

     Upon the liquidation of the Company, each holder of a Common Share and each holder of a Series B Preferred Share will recognize gain or loss on each share equal to the difference between (i) the sum of the cash and other assets, if any, distributed to them with respect to such share and (ii) their adjusted tax basis in the share of stock. A holder's adjusted tax basis in each share will depend upon various factors, including the original cost of the share and the amount and nature of any distributions subsequently received with respect to the share. Any gain or loss recognized on the distribution generally will be capital.

     Holders of options to acquire Common Shares who received such options in connection with their employment, will recognize compensation income equal the difference between the holder's pro rata share of the liquidation proceeds, computed assuming that the holder exercised the option immediately prior to the liquidation and the exercise price for the option. Any compensation income recognized will be ordinary income and will be subject to applicable withholding for income taxes and employment taxes.

     In the case of individual holders, capital gains are subject to a maximum tax rate of 20% if the shares were held for more than 12 months on the date of the liquidation. Ordinary income and short term capital gains (i.e., gains on sales of shares held less than 12 months on the date of liquidation) are taxed at the taxpayer's applicable federal marginal income tax rate for both individuals and corporations. The deductibility of capital losses is subject to certain limitations under the Internal Revenue Code.

     The Company's federal income tax returns can be audited by the Internal Revenue Service after the Sale and after the liquidation. Significant adjustments in such audits could increase the federal income tax obligations of the Company from those originally reported. If an adjustment does occur, payments to the Internal Revenue Service may decrease amounts available for distribution in the liquidation. Adjustments after the liquidation of the Company may result in the Internal Revenue Service seeking all or a portion of the proceeds paid to the Investors upon the liquidation to pay for income taxes of the Company. The Company does not expect any such income tax liabilities.


                             ACCOUNTING TREATMENT

     The Company maintains its accounting records on the basis of Generally Accepted Accounting Principles. As a result of the Sale and subsequent dissolution and liquidation of the Company, the assets and liabilities will be adjusted to estimate fair market value as of January 29, 2000. It is not possible at this time to determine whether a gain or loss will be recognized.


                         DISSENTER'S RIGHT OF APPRAISAL

     In connection with the sale of substantially all of the assets of the Company, the shareholders of the Company are entitled to dissent and obtain payment for their shares (also referred to herein as "appraisal rights") under Section 11.65 of the Illinois Act ("Section 11.65") as to Shares owned by them. The procedure for asserting such appraisal rights is set forth below and is set forth in detail in Section
11.70 of the Illinois Act ("Section 11.70"). Section 11.70 is reprinted in its entirety as Annex D to this Information Statement. All references in this summary to a "shareholder" are to the record holder of the Shares as to which appraisal rights are asserted. A person having a beneficial interest in Shares that are held of record in the name of another person, such a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

The following summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Annex D. If you wish to exercise your statutory appraisal rights or wish to preserve the right to do so, you should carefully review this summary and Annex D because failure to comply strictly with the procedures set forth in the statute will result in the loss of your appraisal rights.

     Because the Majority Holders are taking the actions described in this Information Statement by written consent, the other shareholders of the Company are not being asked to vote on such actions. Accordingly, a shareholder does not need to have voted against such actions in order to exercise its appraisal rights pursuant to Section 11.70. Moreover, no shareholder is being requested to vote on such actions. Pursuant to Section 11.65, a shareholder entitled to dissent and obtain payment for his or her Shares may not challenge the corporate action creating his or her entitlement unless such action is fraudulent or constitutes a breach of a fiduciary duty owed to the shareholder.

     In accordance with Section 11.70, upon execution by the Majority Holders of the written consent, the Company is obligated to mail to each holder of Shares as of the record date (other than the Majority Holders) notice that such shareholder is entitled to appraisal rights for their Shares (the "Notice"). Prior to or in connection with delivering such notice, the Company is required to furnish to the shareholders material information with respect to the transaction that will objectively enable a shareholder to determine whether or not to exercise his or her appraisal rights. This Information Statement is intended to provide that information.

     You may assert your appraisal rights only if you deliver to the Company within 30 days from the date of mailing of the Notice a written demand for payment of your shares (the "Payment Demand"). The Notice will state the date which begins the 30 day period.

     Within 10 days after the date on which the written consent is effective or 30 days after the shareholder delivers to the Company the Payment Demand, the Company shall send each shareholder who has delivered a Payment Demand a statement setting forth the opinion of the Company as to the estimated fair value of the Shares, certain financial statements of the Company and either a commitment to pay for the shares at the estimated fair value upon transmittal to the Company of the share certificates or instructions to the dissenting shareholder to sell his or her shares within 10 days after delivery of the Company's statement to the shareholder. "Fair value", with respect to a dissenter's shares, means the value of the share immediately before the consummation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable. Section

11.70 sets forth the procedures to be followed in the event that a shareholder does not agree with the opinion of the Company as to the estimated fair value of his or her shares. See Annex D.


                              DESCRIPTION OF AMES

     Ames is a large regional discount retailer that as of February 10, 2000 operated 454 discount department stores in 19 contiguous states in the Northeast, Midwest and Mid-Atlantic regions, as well as the District of Columbia. Ames' stores are situated in rural communities, small cities and suburbs of larger metropolitan areas. Ames' stores offer for sale a range of brand name and other merchandise for the home and family at discounted prices, including apparel, housewares, electronics, ready-to-assemble and patio furniture, jewelry, crafts, pet supplies, health and beauty items, stationery, sporting goods and seasonal products. The principal executive offices of Ames are located at 2418 Main Street, Rocky Hill, CT 06067, (860) 257-2000.


                                   BUSINESS

     The Company is an Illinois corporation organized on February 27, 1928. The Company operates in one industry segment of the retail market that is defined as "Discount Department Stores." The Company's wholly-owned subsidiary, Goldblatt's, offers customers a diverse assortment of both nationally branded and private label merchandise, emphasizing a full range of both soft and hard line goods. The stores frequently feature special promotions of merchandise purchased on advantageous terms. Soft line merchandise includes men's, women's, children's and infant's wearing apparel and accessories. Hard line merchandise includes textiles and domestics, television and electronic, small appliances and
housewares, cosmetics and notions, hardware, toys and sporting goods.   Over the
past five years, soft line departments have provided between 51% and 54% of owned sales. Goldblatt's also licenses jewelry, shoe, millinery and optical departments for operation at certain of its stores. As of January 31, 2000 Goldblatt's operations were comprised of seven discount department stores located in the Chicago, Illinois vicinity and one in Indiana. See also Item 1 in the Company's annual report on Form 10-K for the fiscal year ended January 30, 1999 attached as Annex B (the "1999 Annual Report").


                                  PROPERTIES

     The Company owns the Ashland Avenue property which is a retail location at 4700-12 South Ashland Avenue, Chicago, Illinois. This property has gross square footage of 135,000. This property is subject to a mortgage with a current balance of approximately $760,000 in favor of a regional financial institution. Goldblatt's leases the real property for its other seven retail locations at:

         7538 Stony Island, Chicago, Illinois
         35th Street and Martin Luther King Drive, Chicago, Illinois
         1450 North Cicero Avenue, Chicago, Illinois
         87th Street and the Dan Ryan Expressway, Chicago, Illinois
         Scottsdale Shopping Center, 7975 South Cicero Avenue, Chicago, Illinois The Village Shopping Center, 3440 Village Court, Gary Indiana
         5630 W. Belmont Avenue, Chicago, Illinois

The leased properties have an aggregate gross square footage of over 538,000 and the lease terms, excluding renewal options, expire between October 2000 and January 2008. Aggregate minimum rentals with respect to the leases are approximately $1,840,000 annually.

     Upon approval by written consent of the Majority Holders of the Sale, the Company intends to sell the property owned in fee and pay off the mortgage. See "Dissolution and Liquidation" for a more detailed description of the current status of the sale of the owned real property. There can be no assurances as to the amount of the net proceeds from the sale of the owned real property or that the Company will be able to sell the owned real property.


                               LEGAL PROCEEDINGS

     As of the date hereof, there are no material legal proceedings pending against the Company.

                    MARKET FOR THE COMPANY'S COMMON EQUITY

     Effective with the close of business on October 7, 1998, the Company's Common Stock was delisted from the Nasdaq Stock Market because the Company's Common Stock fell below the Nasdaq requirement of maintaining a $1,000,000 aggregate market value. Since that date, the Company's Common Stock has been trading over-the-counter. Bid quotations and trading activity are maintained and reported to the Company by National Quotation Bureau, LLC. The Company has not paid dividends during the five fiscal year period ending on January 31, 2000. As of the Record Date there were approximately 913 holders of record of the Common Stock.

                                   Price Range
                              High              Low
Fiscal 2000
     First Quarter           $0.75             $0.38
     Second Quarter           0.69              0.16
     Third Quarter            0.38              0.13
     Fourth Quarter           0.50              0.15
Fiscal 1999
     First Quarter           $1.06             $0.75
     Second Quarter           1.06              0.50
     Third Quarter            0.75              0.25
     Fourth Quarter           0.50              0.13


                             FINANCIAL STATEMENTS

     See Item 8 in the 1999 Annual Report attached as Annex B. See also Item 1 in the Company's quarterly report on Form 10-Q for the fiscal quarter ended October 30, 1999 attached as Annex C; See Item 6 in the 1999 Annual Report for selected financial data.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS

     See Item 7 in the 1999 Annual Report attached as Annex B and Item 2 in the Company's quarterly report on Form 10-Q for the fiscal quarter ended October 30, 1999 attached as Annex C.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the Record Date regarding the beneficial ownership of the Company's Common Stock (on an as-converted basis) by (i) all persons who owned of record or, to the knowledge of the Company, beneficially, 5% or more of the outstanding shares of Common Stock (on an as-converted basis), (ii) each director, (iii) the Chief Executive Officer and the other three most highly compensated executive officers, and (iv) all directors and executive officers as a group.

                                                                     Number of
                                                                       Shares               Approximate
                                                                    Beneficially            Percentage
                                                                       Owned                 of Class
Name of Beneficial Owner                                               -----                 --------
Sheldon Collen(1)............................................         5,333(6)                  **
Sheldon Harris(1)............................................     301,158(5)(6)(7)             15.9
Lionel Goldblatt(1)(2).......................................        60,829(3)                  3.2
William Hellman(1)(2)........................................      357,921(4)(7)               18.9
Philip Rootberg(1)(2)........................................     251,461(5)(6)(7)             13.3
Noel Goldblatt(1)............................................         6,000(6)                  **
Clarence Farrar(1)(2)........................................        15,574(8)                  **
                                                                     ------                    ----

All current directors and executive officers as a group              998,276(9)                52.6
   (seven persons)                                                   =======                   ====

_________
  **Less than 1%
(1) Director. Mr. Harris and Mr. Lionel Goldblatt are brothers-in-law. Mr. Lionel Goldblatt and Mr. Noel Goldblatt are cousins.
(2)  Executive Officer.
(3) Includes 8,333 shares issuable upon exercise of currently exercisable employee stock options.
(4) Includes 66,667 shares issuable upon exercise of currently exercisable employee stock options.
(5) With respect to Mr. Harris, includes (i) 25,780 shares of Common Stock held by Mr. Harris and (ii) 48,154 shares held in trust for the benefit of members of Mr. Harris' family, for which Mr. Harris disclaims beneficial ownership. With respect to Mr. Rootberg, includes 18,739 shares of Common Stock owned by Mr. Rootberg.
(6) Includes 5,000 shares issuable upon exercise of currently exercisable employee stock options.

(7) For each of Mr. Harris, Mr. Hellman and Mr. Rootberg, the table above includes 222,222 of the 666,666 shares of Common Stock into which the 1,500 shares of Series B Preferred Stock held pursuant to a Shareholders Agreement dated December 13, 1996 (the "Shareholders Agreement"), for which Messrs. Harris, Hellman and Rootberg are trustees, are convertible. Messrs. Hellman and Harris each disclaims beneficial ownership of 444,444 of the shares of Common Stock into which the shares of Series B Preferred Stock held pursuant to the Shareholders Agreement are convertible. Mr. Rootberg disclaims beneficial ownership of all 666,666 shares of Common Stock into which shares of Series B Preferred Stock are convertible. 444,444 shares are held pursuant to the Shareholders Agreement and 222,222 shares are held in trust for the benefit of members of Mr. Rootberg's family.
(8) Includes 10,667 shares issuable upon exercise of currently exercisable employee stock options.
(9) Includes 105,667 shares issuable upon exercise of currently exercisable employee stock options.

     As of the Record Date, based on information filed with the Securities and Exchange Commission, the persons known to the Company to beneficially own 5% or more of the Company's outstanding Common Stock (on an as-converted basis) are as follows:

                                                                     Number of
                                                                       Shares           Approximate
                                                                    Beneficially         Percentage
                                                                       Owned              of Class
Name of Beneficial Owner                                               -----              --------
------------------------
Sheldon Harris................................................        301,158               15.9
  Evanston Property Management
  803  1/2 Chicago Avenue
  Evanston, IL  60202
William Hellman...............................................        357,921               18.9
  JG Industries, Inc.
  5630 West Belmont Avenue
  Chicago, IL  60634
Philip Rootberg...............................................        251,461               13.3
  Rootberg Business Services, Inc.
  250 South Wacker Drive
  Suite 800
  Chicago, IL  60606


                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities at the SEC's office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at the SEC's Regional Office at Seven World Trade Center, Suite 1300, New York, New York 10048 and at the SEC's Regional Office at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.


                          FORWARD LOOKING STATEMENTS

     This Information Statement contains forward-looking statements within the meaning of the Private Securities Litigations Reform Act of 1995. The words "estimate," "anticipate," "project," "intend," "expect," and similar expressions are intended to identify forward-looking statements. All forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from anticipated results. Such risks and uncertainties include, without limitation, risks and uncertainties with respect to (i) the Sale and the Company's liquidation, (ii) the consummation of the transactions described in this Information Statement, including the Sale and the sale of the Company's owned real property, (iii) unanticipated liabilities or proceeds in connection with the liquidation of the Company, (iv) the outcome of contingencies, including the settlement of the dispute with Mr. Smith, and (v) the timing of the liquidation and dissolution. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this Information Statement. The Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events, circumstances or changes in expectations after the date of this Information Statement, or to reflect the occurrence of unanticipated events.

                                                                         Annex A


                            SALE-PURCHASE AGREEMENT
                            -----------------------


          SALE-PURCHASE AGREEMENT (the "Agreement"), made as of the 2nd day of February, 2000, by and among GOLDBLATT'S DEPARTMENT STORES, INC., an Illinois corporation ("Seller"), having an office at 5630 West Belmont, Chicago, Illinois 60634, JG INDUSTRIES, INC., an Illinois corporation ("Seller's Guarantor"), having an office at 5630 West Belmont, Chicago, Illinois 60634, AMES REALTY II, INC., a Delaware corporation ("Purchaser"), having an office at 2418 Main Street, Rocky Hill, Connecticut 06067-2598, and AMES DEPARTMENT STORES, INC., a Delaware corporation ("Purchaser's Guarantor"), having an office at 2418 Main Street, Rocky Hill, Connecticut 06067-2598.


                              W I T N E S S E T H:
                              -------------------

          WHEREAS, Seller, as tenant, is the holder of leasehold estates in and to certain real property and improvements located in Cook County, Illinois, and Gary, Indiana, which leased real property and improvements are hereinafter described;

          WHEREAS, Seller desires to sell, assign and convey to Purchaser, and Purchaser desires to purchase from Seller, Seller's interest in and to the leases described on Schedule I hereto, upon the terms and conditions hereinafter set forth;

          WHEREAS, Seller intends to terminate its interest in and to the lease described on Schedule II hereto, and Purchaser intends to enter into a new lease with respect thereto; and

          WHEREAS, Seller's Guarantor and Purchaser's Guarantor desire to guaranty the obligations of Seller and Purchaser, respectively, as set forth herein.

          NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

I.   Sale and Purchase of Leasehold Interests.
     -----------------------------------------

     Seller shall, at the Closing (as hereinafter defined), sell, assign, transfer, deliver and convey to Purchaser, or its designee, and Purchaser shall acquire, or cause its designee to acquire, from Seller, at the price, and upon the terms, provisions, covenants and conditions set forth herein, all of Seller's right, title and interest in and to the Leased Premises as defined and listed on Schedule I annexed hereto and made a part hereof, together with all of Seller' s right, title and interest in and to the following, if any:

          (a) all easements, rights-of-way, reservations, privileges, appurtenances, and other estates and rights pertaining to the Leased Premises;

          (b) all oil, gas and mineral rights of Seller in and to the Leased Premises;

          (c)  all rights of ingress and egress to and from the Leased Premises;

          (d) the real estate fixtures attached or appurtenant to the Leased Premises, or used in connection with, and necessary to, the operation of the Leased Premises, together with the machinery, equipment and personal property set forth on Exhibit A annexed hereto and made a part hereof (collectively, the "Leased Personalty");

          (e) all strips and gores adjoining or adjacent to the Leased Premises; all alleys adjoining the Leased Premises; any land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Leased Premises to the center line thereof; and any award made or to be made for damage to the Leased Premises by reason of change of grade of any street or otherwise;

          (f) all rights to the present or future use of water, wastewater, wastewater capacity, drainage, water or other utility facilities, to the extent same pertain to or benefit the Leased Premises;

          (g) all right, title, and interest of Seller, as landlord, in any leases, subleases, licenses, permits, franchises, concessions and occupancy agreements covering the Leased Premises or any portion thereof, and in all security deposits made by tenants under such leases;

          (h) all written and transferable contracts and agreements pertaining to the Leased Premises, including, but not limited to, service contracts, equipment leases, employment, janitorial, cleaning, pest control, waste disposal, snow removal, landscaping, maintenance or other agreements;

          (i) all licenses and permits pertaining to the Leased Properties (as hereinafter defined) to the extent such licenses and permits are transferable to Purchaser; and

          (j) all other property, if any, owned by Seller, and pertaining to the Leased Premises, including, without limitation, plans and specifications, and engineering plans and studies.

The Leased Premises, together with all of the foregoing items listed in (a) through (j) above, are hereinafter collectively referred to as the "Leased Properties". The Leased Properties, together with the Belmont Property, as defined in and set forth on Schedule II annexed hereto and made a part hereof, are collectively referred to herein as the "Properties".

II.  Purchase Price.
     ---------------

     The purchase price payable by Purchaser to Seller for the conveyance of Seller's right, title and interest in and to the Leased Properties (the "Purchase Price") is Seven Million Six Hundred Twenty Six Thousand and No/100 Dollars ($7,626,000.00) payable as follows:

     (a) One Million Dollars ($1,000,000.00) (the "Downpayment"), simultaneously with the execution and delivery of this Agreement, by a bank wire transfer of immediately available funds to an account designated by Weil, Gotshal & Manges LLP ("Escrow Agent"). The Downpayment shall be held and disbursed by Escrow Agent in accordance with the terms of Article 19. If the Closing shall occur, Seller shall, except as otherwise provided herein, be entitled to receive the Downpayment and all interest accrued thereon, if any, and such interest shall be credited against the portion of the Purchase Price payable pursuant to Section 2(b); and

     (b) Six Million Six Hundred Twenty Six Thousand and No/100 Dollars ($6,626,000.00), subject to payments, credits and apportionments as hereinafter provided, at the Closing in cash, by good unendorsed certified or bank check payable to the order of Seller, or by wire transfer of immediately available federal funds to an account designated by Seller in writing not less than three
(3) business days prior to the Closing Date (as hereinafter defined).

III. Condition of Title.
     -------------------

     At the Closing, Seller shall convey, and Purchaser shall accept, good and valid leasehold interest, as tenant, in and to the Leased Properties, free and clear of all liens and encumbrances.

IV.  Closing Date.
     -------------

     The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m. at the offices of Weil, Gotshal & Manges LLP located at 767 Fifth Avenue, New York, New York (or at such other place as the parties may designate in writing) on April 14, 2000, or on such other date and time as Seller and Purchaser may mutually agree in writing. The date on which the Closing shall be held is referred to in this Agreement as the "Closing Date".

V.   Apportionments and Payments.
     ----------------------------

     5.01 The following amounts paid or payable with respect to the Leased Properties shall be apportioned between Seller and Purchaser as of 11:59 p.m. on the day immediately preceding the Closing Date, and the net amount thereof shall either be added to (if such net amount is in Seller's favor) or deducted from (if such net amount is in Purchaser's favor) the payment required pursuant to
Section 2(b):

          (a) real estate taxes, water rates and charges, sewer taxes and rents, and vault charges, if any, payable by Seller, on the basis of the calendar year or fiscal period, as applicable, for which same have been assessed;

          (b) prepaid rents and additional rent and other amounts payable by tenants under the Subleases (as hereinafter defined);

          (c) value of fuel stored on the Leased Premises, if any, at Seller's cost, including any taxes thereon;

          (d) amounts paid or payable by Seller under Service Contracts (as hereinafter defined) being transferred to Purchaser;

          (e) utilities, including, without limitation, telephone, steam, electricity and gas, payable by Seller, on the basis of the most recently issued bills therefore, subject to adjustment after the Closing when the next bills are available;

          (f) personal property taxes, if any, payable by Seller, on the basis of the calendar year or fiscal year, as applicable, for which assessed;

          (g) Seller's share, if any, of all revenues for the operation of the Leased Premises other than rent and additional rent (including, without limitation, parking charges, and telephone booth and vending machine revenues), if any;

          (h) trade association dues, trade subscriptions and dues to rent stabilization associations, payable by Seller, if any;

          (i) all rent and other charges (including, without limitation, common area maintenance charges, real estate taxes and other operating expenses) paid or payable by Seller, as tenant, under the Store Leases (as defined in and set forth on Schedule I); and

          (j) such other items as are customarily apportioned between sellers and purchasers of real properties of a type similar to the Leased Properties and located in the city, county, and state where the Leased Properties are located.

     5.02 Purchaser shall receive a credit against the Purchase Price for year 1999 real estate taxes and year 2000 real estate taxes through and including the Closing Date based upon one hundred fifteen percent (115%) of the actual year 1998 real estate taxes for each of the Properties. For purposes of clarification, if the Closing Date occurs on April 14, 2000, Purchaser shall receive a credit against the Purchase Price for 365 days of the year 1999 and 105 days of the year 2000 based upon one hundred fifteen percent (115%) of the year 1998 real estate taxes. Notwithstanding the foregoing, promptly after the tax rate for year 2000 is fixed, real estate taxes shall be recomputed and Purchaser shall refund to Seller the amount, if any, by which the credit received by Purchaser pursuant to this Section 5.02 exceeds the actual real estate taxes due and payable for the year 1999 and the partial year 2000.

     5.03 If on the Closing Date any tenant under a Sublease is in arrears in the payment of rent or has not paid the rent payable by it for the month in which the Closing occurs (whether or not it is in arrears for such month on the Closing Date), any rents received by Purchaser or Seller from such tenant after the Closing shall be applied to amounts due and payable by such tenant during the following periods in the following order of priority: (x) first to the month in which the Closing occurred, (y) second, to all time periods following the month in which the Closing occurred, and (z) third, after Purchaser has been paid in full for all time periods following the Closing, to Seller). If rents or any portion thereof received by Seller or Purchaser after the Closing are due and payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees and costs and expenses expended in connection with the collection thereof, shall be promptly paid to the other party.

     5.04 At the Closing, Seller shall assign to Purchaser all of Seller's right, title and interest in and to any pending legal actions or proceedings against any tenant under the Subleases and will deliver to Purchaser any and all relevant books and records (including any rent or additional rent statements, receipted bills and copies of tenant checks used in payment of such rent or additional rent), and any and all consents or other documents necessary for the collection of such rent and additional rent by Purchaser.

     5.05 The parties hereto agree that any errors or omissions in computing apportionments at the Closing shall be corrected from time to time promptly after notice from the party discovering such error.

     5.06 Notwithstanding anything herein to the contrary, Seller agrees that in the event that any Landlord Estoppel Certificate delivered to Purchaser at Closing, as required pursuant to Section 12.01, shall disclose that amounts due by Seller under the Store Leases, excluding real estate taxes, but including, without limitation, utility charges, common area maintenance charges, operating expenses and other types of additional rent (collectively, the "Outstanding Store Charges") may be outstanding, Seller shall deposit with Purchaser, at Closing, One Hundred Thousand and No/100 Dollars ($100,000.00) (the "Escrow Amount"). Such Escrow Amount shall be held by Purchaser, in escrow, in an interest bearing account, for a period of six (6) months following the Closing Date (the "Escrow Period"), and shall be applied by Purchaser, if necessary, against any such Outstanding Store Charges within five (5) business days of notice to Seller. In the event that the Escrow Amount is insufficient to pay the Outstanding Store Charges, Seller shall pay to Purchaser, within thirty (30) days of demand therefore, the amount of any such deficiency. Within five (5) business days following the termination of the Escrow Period, Purchaser shall refund to Seller any portion of the Escrow Amount still remaining, together with any and all interest accrued thereon.

     5.07 The provisions of this Article 5 shall survive the Closing for a period of six (6) months.

VI.  Inspections and Information.
     ----------------------------

     6.01 At any time from the date hereof through and including the Closing Date, Purchaser (or its agents) shall have the right, from time to time, upon reasonable notice to Seller, and during reasonable hours, to inspect and/or exhibit the Properties to third parties and to make such non-invasive tests, surveys and inspections of the Properties as Purchaser deems necessary or appropriate, including, without limitation, topographical surveys, soil tests, environmental audits (including asbestos and toxic waste analysis), structural and foundation surveys and equipment inspections and testing. Purchaser shall give due regard to the presence and rights of any tenants under the Subleases and exercise (and cause its agents to exercise) due care and ordinary prudence in performing such tests, surveys and inspections. At Purchaser's request, Seller shall promptly furnish Purchaser with any required authorization to make violation searches.

     6.02 In connection with Purchaser's exercise of any of the rights set forth in Section 6.01, Purchaser hereby agrees to indemnify and save Seller harmless from and against any and all loss, cost, expense, damages or other liability that Seller shall suffer arising out of the exercise of such rights by Purchaser or its contractors or agents. Such indemnity shall survive the Closing for a period of six (6) months.

     6.03 At any time from the date hereof through and including the Closing Date, Seller shall furnish to Purchaser all information maintained by Seller pertaining to the Properties reasonably requested by Purchaser or its representatives.

VII. Seller's Representations and Warranties.
     ----------------------------------------

     7.01 As of the date hereof, Seller represents, covenants and warrants to Purchaser, its successors and assigns, as follows (all references to the "Seller's knowledge" shall refer to the actual knowledge of Clarence Farrar and William Hellman after due inquiry):

          (a) Seller has good and valid leasehold title to the tenants' interest in the Leased Premises, free and clear of all liens and encumbrances;

          (b) to Seller's knowledge, the present condition and use of the Properties comply in all material respects with all applicable building, fire, zoning, and other laws, rules, ordinances and regulations applicable thereto;

          (c) to Seller's knowledge, the present condition and use of the Properties do not violate, in any material respect, any applicable deed restrictions or other covenants, restrictions or agreements, site plan approvals, zoning or subdivision regulations or urban redevelopment plans applicable thereto that would prevent Purchaser from operating the Properties as such are currently being operated;

          (d) the Properties are served by water, sewer, gas, electricity, telephone and other utilities necessary to operate the Properties as currently being operated, and are supplied by facilities of public utilities subject to such utility supplier's customary billing practices, and, to the extent payable by Seller, all such charges are current and otherwise not delinquent ;

          (e) no written notices of any violations of any applicable federal, state, county or municipal law, ordinance, regulation, order or rule relating to the Properties or the construction, management, ownership, maintenance, operation, use, improvement, acquisition, or sale thereof have been received by Seller, where such notices are currently pending or unresolved;

          (f) to Seller's knowledge, there is no action or proceeding (including proceedings to redefine zoning classifications or otherwise) or governmental investigation pending, threatened against or relating to the Properties or the transactions contemplated by this Agreement, nor, to Seller's knowledge, is there any basis for such action;

          (g) to Seller's knowledge, there are no (x) current and pending federal, state, county or municipal plans to change the highway or road systems in the vicinity of the Properties or to restrict or change access from any such highway or roads to the Properties, or (y) proposed changes in street grade or location which may adversely affect access to the Properties;

          (h) to Seller's knowledge, there are no pending or contemplated condemnation or eminent domain proceedings affecting the Properties or any part thereof;

          (i) all machinery, equipment and other personal property listed on Exhibit A is owned by Seller, free and clear of any liens and encumbrances. All other Leased Personalty and the Belmont Personalty (as defined in
     Schedule II) is owned or leased by Seller free and clear of any liens and encumbrances;

          (j) all components of all improvements included within the Properties, including, but not limited to, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, wastewater, storm water, paving and parking equipment, and systems and facilities included therein, are sound and in good working order and repair, ordinary wear and tear excepted;

          (k) Seller has delivered to Purchaser, or its representatives, copies of all written communications received by or prepared by Seller or its representatives in respect of any matter involving material non-compliance with, or a material violation of, law, where such non-compliance is currently pending and unresolved;

          (l) there are no leases executed by Seller, as tenant, with respect to the Leased Properties, other than the Store Leases (as defined in and listed on Schedule I);

          (m) (i) each of the Store Leases is in full force and effect in accordance with its respective terms, has not been modified, amended, renewed or extended since its original execution except as set forth on
     Schedule I, constitutes the entire understanding between the landlords thereunder and Seller, as tenant, with respect to the Leased Premises, has been duly executed and delivered on behalf of Seller, and constitutes a legally valid instrument, binding and enforceable upon Seller according to its terms; (ii) all work required to be performed by Seller, as tenant under the Store Leases, up to the date of Closing has been performed; (iii) there are no existing defaults on the part of Seller, as tenant, or, to Seller's knowledge, landlord under the Store Leases, Seller has not received from any landlord under the Store Leases, or delivered to any such landlord, a notice of default, and no event has occurred that, with the giving of notice or the passage of time, or both, would constitute a default on the part of either Seller, as tenant, or to Seller's knowledge, landlord under the Store Leases; (iv) no rent or additional rent under any of the Store Leases has been prepaid for more than one (1) month, and all rent and additional rent due and payable under the Store Leases (including, but not limited to, common area maintenance charges, real estate taxes, and operating expenses) up to the date of Closing will be paid prior to the Closing; (v) the landlords under the Store Leases have no option to terminate or otherwise modify the terms of and conditions of the Store Leases other than as specifically provided therein; (vi) no action, proceeding or arbitration is pending with respect to any Store Lease; and
     (vii) all brokerage commissions and other compensation and fees payable by Seller by reason of the Store Leases have been or will be paid in full prior to Closing;

          (n) there are no leases executed by Seller, as tenant, with respect to the Belmont Property, other than the Belmont Lease (as defined in and listed on Schedule II);

          (o) there are no leases executed by Seller, as landlord, with respect to the Leased Properties, other than the leases and occupancy agreements described on Exhibit B annexed hereto and made a part hereof (the "Subleases"). True and complete copies of all Subleases, including all amendments thereto, have been made available to Purchaser for review;

          (p) (i) all of the Subleases are in full force and effect in accordance with their respective terms, and none of the Subleases has been modified, amended, renewed or extended except as set forth on Exhibit B;
     (ii) all work required to be performed by Seller, as landlord under the Subleases, up to the date of Closing has been performed; (iii) all construction allowances or other sums to be paid to any of the tenants under the Subleases up to the date of Closing have been paid in full; (iv) there is no outstanding and uncured claim of default under any of the Subleases on the part of Seller, or to Seller's knowledge, any tenant; (v) none of the tenants under the Subleases has asserted any defense, setoff or counterclaim with regard to its tenancy or its Sublease and no action, proceeding or arbitration is pending with any tenant in respect of its tenancy or its Sublease; (vi) no rent or additional rent under any of the Subleases has been prepaid for more than one (1) month, and there are no arrears in the payment of rent or additional rent for more than one (1) month; (vii) there are no written or oral promises, understandings or commitments between Seller and any tenant other than those contained in the Subleases; (viii) all brokerage commissions and other compensation and fees payable by Seller by reason of the Subleases (and any renewals, extensions or expansions thereof, whether or not options therefore have yet been exercised) have been or will be paid in full prior to Closing; and (ix) in any case where a Sublease requires that the lessor under the Store Lease or the holder of a mortgage grant a nondisturbance or similar agreement to the tenant, the requirements of such Sublease have been complied with and fulfilled or the tenant under such Sublease has executed and delivered to Seller a written waiver of such requirements;

          (q) to Seller's knowledge, other than the prime leases, ground leases, mortgages and other superior interests described on Exhibit C (collectively, the "Ground Leases"), there are no superior interests to which the Store Leases or the Belmont Lease is subject and subordinate;

          (r) other than the Store Leases, the Belmont Lease, the Ground Leases, and the Subleases, there are no leases, tenancies, licenses or other occupancy agreements to which Seller is a party or by which Seller may be bound for any portion of the Leased Premises or the Belmont Premises;

          (s) other than the contracts described on Exhibit D annexed hereto and made a part hereof (the "Service Contracts"), there are no service contracts, maintenance contracts, construction contracts, equipment leases, concession agreements, union or employment contracts and any other such agreements affecting the Properties to which Seller is a party or pursuant to which Seller is otherwise obligated. The Service Contracts have not been modified except as set forth on Exhibit D, and true and complete copies of all Service Contracts, including all modifications thereto, have been made available to Purchaser for inspection. There has been no written claim of default under any of the Service Contracts by an party thereto which has not been cured; to Seller's knowledge, there exists no event which alone, or with notice or the passage of time or both would constitute a default under any of the Service Contracts by any party thereto; and all sums due and payable under the Service Contracts up to the date of Closing have been or will be paid in full prior to the Closing;

          (t) there are no employees employed by Seller or by any management company or otherwise at or in connection with the Properties for which Purchaser shall have any responsibilities or liabilities following the Closing;

          (u) Seller has not retained anyone to file notices of protest against, or to commence actions to review, real property tax assessments against the Properties, and to Seller's knowledge, no such action has been taken by or on behalf of the tenant under any Sublease or by or behalf of the ground lessor, prime landlord, or landlord under any Store Lease;

          (v) to Seller's knowledge, no special or other assessments for public improvements or otherwise have been levied or imposed with respect to the Properties which have resulted or could result in a lien against the Properties, and Seller has not received written notice of any pending or contemplated change in any applicable legal requirements which may adversely affect, in any material respect, the use, management or operation of the Properties;

          (w) there are no actions, suits, or proceedings ("Litigation") pending, being prosecuted or, to Seller's knowledge, threatened before any court, board, agency, or governmental instrumentality (x) against or relating to the Properties or any portion thereof, (y) against or relating to the Subleases, the Store Leases, the Ground Leases, or the Belmont Lease, or (z) which seek to enjoin or obtain damages with respect to the transactions contemplated hereby;

          (x) Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder;

          (y) All certificates of occupancy necessary for the current use and operation of the Properties have been issued, are in full force and effect, and true and complete copies thereof have been provided to Purchaser; no alterations have been made at the Leased Premises or Belmont Premises (as defined on Schedule II) since the issuance of such certificates of occupancy which would require any additional approvals of any governmental authorities; the use of the Properties is in conformity with the certificates of occupancy; and such certificates are transferable to Purchaser;

          (z) Seller has not received and, to Seller's knowledge, there is no written notice or request from any insurance company or Board of Fire Underwriters (or organization exercising functions similar thereto), from landlord or any ground lessor, prime lessor or superior leaseholder under the Store Leases or the Belmont Lease or from any mortgagee of the Leased Premises or the Belmont Premises, requesting the performance of any work or alteration in respect of the Properties which has not been complied with;

          (aa) the present condition and use of the Properties comply in all material respects with all applicable Environmental Laws and any permits, authorizations or licenses required to operate the Properties. Seller is not aware of any fact, circumstance or condition that could reasonably be expected to result in Purchaser incurring liability under any Environment Laws. Seller has and will provide Purchaser with copies of any and all environmental reports and/or assessments in its possession relating to the Properties. "Environmental Laws" shall mean any federal, state, county, or municipal statute, law, regulation or ordinance pertaining to the protection of the environment, as well as those governing asbestos in commercial buildings, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
     (S) 9601 et. seq., the Solid Waste Disposal Act, 42 U.S.C. (S) 6901, the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et. seq., and the Clean Air Act 42 U.S.C. (S) 7401 et. seq., each as amended;

          (bb) all financial data and information contained in any Exchange Act (as hereinafter defined) filing by Seller's Guarantor relating to the Properties is true and correct and contains no material omission;

          (cc) no filings are required of Seller or Seller's Guarantor in connection with the transactions contemplated by this Agreement under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976 and the regulations promulgated thereunder;

          (dd) except for the consent of the shareholders of Seller's Guarantor, or as otherwise provided for herein, no consent, authorization, order or appeal, or filing or registration with, or other action by, any governmental authority or other entity is required in connection with the execution, delivery and performance by Seller or Seller's Guarantor of this Agreement and all other documents contemplated hereby, and the consummation by Seller and Seller's Guarantor of the transactions contemplated hereby;

          (ee)  Seller is a wholly owned subsidiary of Seller's Guarantor;

          (ff) Each of Seller and Seller's Guarantor is a corporation, duly organized, validly existing and in good standing under the laws of the State of Illinois; each of Seller and Seller's Guarantor has full power, right and authority to enter into this Agreement and, at Closing, shall have full power, right and authority to perform its obligations hereunder; and the persons signing this Agreement on behalf of Seller and Seller's Guarantor are authorized to do so;

          (gg) the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not (i) violate any provisions of Seller's or Seller's Guarantor's articles of incorporation or bylaws, or (ii) violate, conflict with, or, with or without notice or the passage of time, result in a breach of, constitute a default under or accelerate the performance required by, any of the terms or provisions of any instrument, indenture, contract, agreement, franchise or permit to which Seller or Seller's Guarantor is a party or by which Seller, Seller's Guarantor, or the Properties are bound, or any applicable regulations of any governmental authority, or any judgment, order or decree of any court having jurisdiction over Seller, Seller's Guarantor and their property, including, without limitation, the Properties;

          (hh) Each of Seller and Seller's Guarantor is solvent; no receiver has been appointed for Seller or Seller's Guarantor or any their property nor is any application for receivership pending with respect to Seller or Seller's Guarantor; and neither Seller nor Seller's Guarantor contemplates insolvency; no proceedings are pending by or against Seller or Seller's Guarantor in bankruptcy or reorganization in any federal, state or foreign court, nor has Seller or Seller's Guarantor committed any act of bankruptcy; and

          (ii) no representation or warranty made by Seller in this Agreement, in any Schedule or Exhibit annexed hereto, or in any letter or certificate furnished to Purchaser pursuant to the terms hereof, each of which is incorporated herein by reference and made a part hereof, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

     7.02 Seller acknowledges that each of the representations, warranties and agreements made by it in this Article 7 and elsewhere in this Agreement is material to Purchaser.

     7.03  The representations and warranties of Seller set forth in Section
7.01 and elsewhere in this Agreement shall be true, accurate and correct on the date of this Agreement and shall be deemed to be repeated on and as of the Closing Date. If at Closing, any representation or warranty is untrue, inaccurate or incorrect, then Purchaser shall elect either (x) to waive such misrepresentations or breaches of warranties and consummate the transaction contemplated hereby with a reduction of or credit to the Purchase Price to be implemented in accordance with Section 7.05, or (y) in addition to any other rights at law or in equity, to terminate this Agreement, by notice given to Seller on or before the Closing Date. If, prior to Closing, Purchaser becomes aware that any representation or warranty of Seller set forth in Section 7.01 or elsewhere in this Agreement would be untrue, inaccurate or incorrect if such representation or warranty was not qualified as to knowledge with respect thereto, Purchaser shall give Seller prompt notice thereof, and if Seller shall not cure such condition prior to Closing, Purchaser shall consummate the transaction contemplated hereby with a reduction of or credit to the Purchase Price to be implemented in accordance with Section 7.05. Notwithstanding the foregoing, in the event that Purchaser becomes aware, prior to Closing, that any representation or warranty of Seller set forth in Section 7.01(b) or (c) would be untrue, inaccurate or incorrect with respect to an Operating Store Lease (as defined in Exhibit A) if such representation or warranty were not qualified as to knowledge with respect thereto, Purchaser shall give Seller prompt notice thereof and if

Seller shall not be able to cure such condition within a reasonable period of time, Purchaser shall have the option to terminate this Agreement. In the event that Seller shall attempt to cure such condition, Purchaser shall have the option to delay the Closing Date and Seller shall indemnify Purchaser for rentals paid on the Store Leases and the Belmont Lease through and including the Closing, but in an amount that shall not be less than two (2) months rental with respect to each of the Store Leases and the Belmont Lease. In the event Purchaser elects to terminate this Agreement, this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except the obligations specifically stated in this Agreement to survive termination, and except that Purchaser shall be entitled to the Downpayment together with any interest accrued thereon subject to Article 19.

     7.04  All of the covenants, warranties and representations recited in
Section 7.01 shall inure to the benefit of Purchaser and its successors and assigns, and shall survive the Closing of this transaction for a period of six
(6) months, except for those regarding the Belmont Property or the Belmont
Lease.

     7.05 In the event Purchaser elects to consummate the transaction contemplated hereby and waive any breaches or deemed breaches of representations or warranties pursuant to Section 7.03, Purchaser's notice to Seller pursuant to
Section 7.03 shall include the amount by which Purchaser proposes that the Purchase Price be reduced, together with a justification thereof, reflecting additional costs to be borne by Purchaser. Purchaser's adjustment will be determinative as long as Seller is not able to demonstrate manifest error or bad faith.

VIII.  Purchaser's Representations and Warranties
       ------------------------------------------
     As of the date hereof, Purchaser represents and warrants to Seller, its successors and assigns, as follows:

     (a) Each of Purchaser and Purchaser's Guarantor is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware; each of Purchaser and Purchaser's Guarantor has full power, right and authority to enter into this Agreement and to perform its obligations hereunder; and the persons signing this Agreement on behalf of Purchaser and Purchaser's Guarantor are authorized to do so;

     (b) the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not (i) violate any provisions of Purchaser's or Purchaser's Guarantor's articles of incorporation or bylaws, or (ii) violate, conflict with, or, with or without notice or the passage of time, result in a breach of, constitute a default under or accelerate the performance required by, any of the terms or provisions of any instrument, indenture, contract, agreement, franchise or permit to which Purchaser or Purchaser's Guarantor is a party or by which Purchaser, Purchaser's Guarantor, or their properties is bound, or any applicable regulations of any governmental authority, or any judgment, order or decree of any court having jurisdiction over Purchaser, Purchaser's Guarantor and their property;

     (c) Each of Purchaser and Purchaser's Guarantor is solvent; no receiver has been appointed for Purchaser or Purchaser's Guarantor or any of their property nor is any application for receivership pending with respect to Purchaser or Purchaser's Guarantor; and neither Purchaser nor Purchaser's Guarantor contemplates insolvency; no proceedings are pending by or against Purchaser or Purchaser's Guarantor in bankruptcy or reorganization in any federal, state or foreign court, nor has Purchaser or Purchaser's Guarantor committed any act of bankruptcy;

     (d) no filings are required of Purchaser or Purchaser's Guarantor in connection with the transactions contemplated by this Agreement under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976 and the regulations promulgated thereunder; and

     (e) no consent, authorization, order or appeal, or filing or registration with, or other action by, any governmental authority or other entity is required in connection with the execution, delivery and performance by Purchaser or Purchaser's Guarantor of this Agreement and all other documents contemplated hereby, and the consummation by Purchaser and Purchaser's Guarantor of the transactions contemplated hereby.


IX.  Operation of the Properties Prior to Closing.
     ---------------------------------------------

     Between the date hereof and the Closing Date, Seller covenants as follows:

     (a) Seller will not modify, cancel, extend or otherwise change in any manner any of the terms, covenants or conditions of the Store Leases, the Ground Leases, any Sublease, any Service Contract, the insurance policies maintained by Seller with respect to the Properties, or any other agreements affecting the Properties, except with Purchaser's prior written consent, or enter into any new lease of space in the Properties, any other occupancy agreements affecting the Properties, or any other agreement affecting the Properties, except with Purchaser's prior written consent.

     (b) Seller will keep all permits in full force and effect and renew any permits which are due to expire prior to Closing.

     (c) Seller will maintain the Properties in at least as good condition and repair as prevails on the date hereof, reasonable wear and tear excepted.

     (d) Seller will not remove or permit the removal from the Properties of any of the Leased Personalty or the Belmont Personalty.

     (e) Seller will perform and observe all of the covenants and conditions required to be performed and observed by tenant under the Store Leases. Seller will not waive any of it rights or exercise any of its options under the Store Leases. Seller will deliver to Purchaser copies of (i) any notices received by Seller from the landlords or any superior interest holder under the Store Leases, or (ii) any notices delivered by Seller to such landlords, within five
(5) days after receipt or delivery thereof.

     (f) Seller will perform and observe all covenants and conditions required to be performed and observed by it as landlord under the Subleases. Seller will not waive any of it rights or exercise any of its options under the Subleases. Seller will deliver to Purchaser copies of (i) any notices received by Seller from any tenants under the Subleases, or (ii) any notices delivered by Seller to such tenants, within five (5) days after receipt or delivery thereof.

     (g) Seller will perform and observe all covenants and conditions required to be performed and observed by it as a party to the Service Contracts. Seller will not waive any of it rights or exercise any of its renewal options under the Service Contracts. Seller will deliver to Purchaser copies of any notices (i) received by Seller from any contractors under the Service Contracts, or (ii) any notices delivered by Seller to such contractors, within five (5) days after receipt or delivery thereof.

     (h) Seller will pay, when due, for all goods and supplies delivered to and services performed at, the Properties. This Section 9(h) shall survive the Closing.

X.   Casualty and Condemnation.
     --------------------------

     10.01 If, prior to the Closing, a "material" part (as hereinafter defined) of one (1) or more of the Properties is damaged or destroyed by fire or other casualty, Seller shall notify Purchaser of such fact and Purchaser shall have the option to (a) terminate this Agreement with respect to the Property or Properties so damaged or destroyed, upon notice to Seller given not later than thirty (30) days after receipt of Seller's notice, or (b) close title as provided in this Agreement, and, at the Closing, receive an assignment of all insurance proceeds (including rental and business interruption insurance proceeds) to which Seller is entitled or can claim, and a reduction to the Purchase Price equal to the amount of all deductibles. For purposes hereof, a "material" part of any Property shall be deemed to have been damaged or destroyed if the cost of repair or replacement thereof shall be greater than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), as reasonably estimated by Seller. Notwithstanding the foregoing, in the event that a "material" part of two (2) or more of the Operating Store Properties (as defined in Exhibit A) are damaged or destroyed by fire or other casualty, Seller shall notify Purchaser of such fact and Purchaser shall have the option to terminate this Agreement in its entirety upon notice to Seller given not later than thirty (30) days after receipt of Seller's notice. If, prior to the Closing, an "immaterial" part of one (1) or more of the Properties is damaged or destroyed by fire or other casualty ("immaterial" being any damage or destruction which is not "material") Purchaser shall have the option to (a) postpone the Closing until the damage is repaired by Seller, or (b) close title as provided in this Agreement, and, at the Closing, receive an assignment of all insurance proceeds (including rental and business interruption insurance proceeds) to which Seller is entitled or can claim, and a reduction to the Purchase Price equal to the amount of all deductibles.

     10.02 If, prior to the Closing, all or any "significant" portion (as hereinafter defined) of one (1) or more of the Properties is taken by condemnation or eminent domain (or is the subject of a pending taking which has not been consummated), Seller shall notify Purchaser of such fact and Purchaser shall have the option to terminate this Agreement with respect to the Property or Properties so taken, upon notice to Seller given not later than thirty (30) days after receipt of Seller's notice. Notwithstanding the foregoing, if all or any "significant" portions of two (2) or more of the Operating Store Properties are taken by condemnation or eminent domain (or are the subjects of pending takings which have not been consummated), Seller shall notify Purchaser of such fact and Purchaser shall have the option to terminate this Agreement in its entirety, upon notice to Seller given not later than thirty (30) days after receipt of Seller's notice. If Purchaser does not elect to terminate this Agreement, or if an "insignificant' portion ("insignificant" being any taking which is not "significant") of one or more of the Properties is taken, Purchaser shall close title as provided in this Agreement, and, at the Closing, Seller shall assign to Purchaser any and all rights it has to compensation and damages with respect to such taking (and pay over to Purchaser any such compensation and damages already received). For purposes hereof, a "significant" portion of a Property means (x) any portion of the improvements with respect thereto, (y) a portion of the parking areas relating thereto, if the taking reduces the remaining available number of parking spaces below the number deemed necessary by Purchaser to operate its business, or (z) any portion of land which adversely affects ingress or egress to such Property.

     10.03 Seller shall promptly notify Purchaser of any casualty or actual or threatened condemnation affecting the Properties. Seller will not settle any proceeding relating to a condemnation or taking without Purchaser's prior written consent.

     10.04 In the event Purchaser elects to terminate this Agreement with respect to less than all of the Properties, Purchaser's notice to Seller pursuant to Section 10.01 or Section 10.02 shall include the amount by which Purchaser proposes that the Purchase Price be reduced, together with a justification therefor, reflecting additional costs to be borne by Purchaser. Purchaser's adjustment will be determinative so long as Seller is not able to demonstrate manifest error or bad faith.

XI.  Conditions Precedent to Purchaser's Obligation to Close.
     --------------------------------------------------------

     Purchaser's obligation under this Agreement to consummate the transactions contemplated hereby is subject to the fulfillment of each of the following conditions:

     (a) The representations and warranties of Seller contained herein shall be true, accurate and correct as of the Closing Date (subject to the provisions of Section 7.03);

     (b) Definitive copies of the information statement complying with the requirements of Section 14(c) of the Securities Exchange Act of 1934 (the "Exchange Act") shall have been sent to Seller's Guarantor's shareholders pursuant to Rule 14c-2 of the Exchange Act at least twenty (20) days prior to the approval of the transactions contemplated by this Agreement by Seller's Guarantor's shareholders; and Seller's Guarantor's shareholders shall have approved the transactions contemplated by this Agreement and the subsequent dissolution and liquidation of Seller;

     (c) The landlord under the Belmont Lease shall have executed and delivered to Purchaser a new lease with respect to the Belmont Property, which lease shall be in form and substance satisfactory to Purchaser;

     (d) Seller shall have delivered all of the documents and other items required pursuant to Section 12.01, and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement to be performed or complied with by Seller at or prior to Closing; and

     (e) Seller shall have delivered the Leased Properties to Purchaser, vacant of tenancies and other occupancies, and in broom clean condition.

XII. Closing Documents and Deliveries.
     ---------------------------------

     12.01 At the Closing, Seller, at its sole cost and expense, shall deliver to Purchaser, or its designee, the following:

          (a) Assignments and assumptions of Seller's right, title and interest in and to the Store Leases (the "Assignments of Store Leases"), substantially in the form attached hereto as Exhibit G, conveying to Purchaser good and valid leasehold title to the Leased Properties, free and clear of all liens and encumbrances, which Assignment of Store Leases shall be duly executed and acknowledged by Seller;

          (b) Assignments and assumptions of Seller's leasehold interest as landlord in and to the Subleases and the security deposits thereunder, if any (the "Sublease Assignments"), in form and substance reasonably acceptable to Purchaser taking into account customary practices in Illinois, and duly executed and acknowledged by Seller;

          (c) Assignments (the "General Assignments") transferring to Purchaser all of Seller's right, title and interest in and to the permits and other property being conveyed to Purchaser under this Agreement, in form and substance reasonably acceptable to Purchaser taking into account customary practices in Illinois, and duly executed and acknowledged by Seller;

          (d) Original letters, executed by Seller, or its agent, advising tenants under the Subleases of the assignment to Purchaser of Seller's interest in the Leased Properties and directing that any rents and other payments pursuant to the Subleases thereafter be sent to Purchaser or as Purchaser may otherwise direct;

          (e) Written notice to all contractors under the Service Contracts advising them of the assignment to Purchaser of the Service Contracts and deposits thereunder;

          (f) Originals of all documents referred to in the Exhibits and Schedules to this Agreement; to the extent maintained in Seller's files, complete sets of as-built plans and specifications for the Leasehold Buildings and the Belmont Buildings and maintenance records and operating manuals pertaining to the Properties; and all keys to the Leased Properties;

          (g) All assignable guaranties and warranties which Seller has received in connection with any work or services performed, or to be performed with respect to, or Leased Personalty installed in the Leased Premises (to the extent same are in full force and effect), and Seller shall cooperate with Purchaser in enforcing any such guaranties and warranties which are not assignable, which obligations shall survive the Closing;

          (h) A Landlord Estoppel Certificate and Consent substantially in the form of Exhibit E annexed hereto and made a part hereof, from each landlord under the Store Leases, and any prime landlord, ground lessor, or other superior interest holder with respect to the Store Leases, dated as of the Closing Date, and in substance reasonably acceptable to Purchaser;

          (i) A Tenant Estoppel Certificate substantially in the form of Exhibit F annexed hereto and made apart hereof, from each tenant under the Subleases, dated as of the Closing Date, and in substance reasonably acceptable to Purchaser;

          (j) Certified or official bank checks payable to the order of the appropriate governmental officials in payment of all applicable transfer and other such taxes and, and all customary tax documents required as a result of the transactions contemplated hereby;

          (k)  Payment to Purchaser of the Escrow Amount if required pursuant to
     Section 5.06;

          (l) Seller's most recent tax bills relating to each of the Properties;

          (m) Consents and non-disturbance and attornment agreements from each prime landlord, ground lessor, mortgagee, or other entity or person with a superior interest in the Leased Properties in form and substance reasonably satisfactory to Purchaser;

          (n) A termination agreement fully executed by Seller and the landlord under the Belmont Lease, terminating the Belmont Lease, which agreement shall be in form and substance reasonably satisfactory to Purchaser and which shall contain a statement from the landlord that all rent and other sums due and payable under the Belmont Lease (including, without limitation, common area maintenance charges, real estate taxes and operating expenses) have been fully paid up to and including the Closing Date;

          (o) A sworn certificate of the secretary of Seller and Seller's Guarantor certifying that annexed thereto is (i) a true and correct copy of Seller's and Seller's Guarantor's by-laws and that they have not been modified or amended, and are in full force and effect, and (ii) a true and correct copy of Seller's and Seller's Guarantor's board of directors resolution authorizing the transaction and the delivery of the documents required hereby;

          (p) A closing settlement statement (the "Closing Statement"), setting forth the amount due and payable to Seller and Purchaser at Closing, and fully executed by Seller; and

          (r) All other documents Seller is required to deliver pursuant to the provisions of this Agreement.

     12.02 At the Closing, Purchaser, at its sole cost and expense, shall deliver to Seller the following:

          (a)  The portion of the Purchase Price payable at Closing pursuant to
     Section 2(b), subject to apportionments, credits and adjustments as provided in this Agreement;

          (b) All assignment and assumption agreements with respect to the Store Leases and the Subleases fully executed by Purchaser;

          (c)  The Closing Statement, fully executed by Purchaser; and

          (d) All other documents Purchaser is required to deliver pursuant to the provisions of this Agreement.

XIII.  Mechanics' Liens.
       -----------------

     If, subsequent to the Closing Date, any mechanics' or other lien, charge or order of the payment of money shall be filed against the Properties, or against Purchaser or Purchaser's assigns, based upon any act or omission, or alleged act or omission before or after the Closing Date, of Seller, its agents, servants or employees, or any contractor, subcontractor or materialman connected with the construction and completion by Seller of improvements at the Properties or repairs made to the Properties by or on behalf of Seller (whether or not such lien, charge or order shall be valid or enforceable as such), within ten (10) days after notice to Seller of the filing thereof, Seller shall take such action, by bonding, deposit, payment or otherwise, as will remove or satisfy such lien of record against the Properties. The provisions of this Article 13 shall survive the Closing.

XIV.  Expenses.
      ---------

     Seller shall pay all transfer taxes, sales tax and other taxes incurred or payable with respect to the assignment of Seller's interest in the Leased Properties to Purchaser, if any, and all fees, costs and expenses associated with the termination of the Belmont

Lease. Each party shall pay its own attorney's and accountant's fees. The provisions of this Article 14 shall survive the Closing or the termination of this Agreement.

XV.  Brokerage.
     ----------

     Purchaser and Seller each warrant and represent to the other that no broker was involved in the negotiation and consummation of this transaction. Purchaser and Seller agree to indemnify and hold the other harmless, and defend the others from and against any claim, loss, damage, liability, cost and expense (including, without limitation, reasonable attorneys' fees) resulting from the claims of any broker that shall involve a breach by the indemnifying party of the foregoing warranty and representation. The provision of this Article shall survive the Closing or any earlier termination of this Agreement.

XVI.  Remedies.
      ---------

     16.01 If the Closing fails to occur by reason of Seller's failure or refusal to perform its obligations hereunder, Purchaser may (i) terminate this Agreement by notice to Seller, and/or (ii) avail itself of all rights and remedies at law or in equity, including without limitation, the remedy of specific performance. If Purchaser elects to terminate this Agreement, as provided herein or pursuant to any other provision of this Agreement, then this Agreement shall be terminated and neither party shall have any further right, obligations or liabilities hereunder, except for the obligations expressly stated herein to survive such termination, and except that Purchaser shall be entitled to a return of the Downpayment together with any interest accrued thereon subject to Article 19.

     16.02 If the Closing fails to occur by reason of Purchaser's failure or refusal to perform its obligations hereunder, Seller, may (i) terminate this Agreement by notice to Purchaser, and/or (ii) avail itself of all rights and remedies at law or in equity. If Seller elects to terminate this Agreement, as provided herein or pursuant to any other provision of this Agreement, then this Agreement shall be terminated, and neither party shall have any further rights, obligations or liabilities hereunder except for the obligations specifically stated herein to survive such termination, and except that Seller shall be entitled to the Downpayment together with any interest accrued thereon subject to Article 19.

XVII.  Indemnification.
       ----------------

     17.01 Seller hereby agrees to defend, indemnify and hold Purchaser harmless from and against all claims, demands, causes of action, losses, damages, liabilities, costs and expenses, including, without limitation, legal fees and disbursements, asserted against or incurred by Purchaser, or any of Purchaser's affiliates, subsequent to the date of this Agreement by reason of
(a) any claims made against Purchaser relating to the Properties and arising from acts, occurrences or matters that took place or were claimed to have taken place prior to the Closing, or (b) the breach of any of the representations, warranties and covenants made by Seller herein.

     17.02 Purchaser hereby agrees to defend, indemnify and hold Seller harmless from and against all claims, demands, causes of action, losses, damages, liabilities, costs and expenses, including, without limitation, legal fees and disbursements, asserted against or incurred by Seller, or any of Seller's affiliates, subsequent to the Closing Date by reason of (a) any claims made against Seller relating to the Properties and arising from acts, occurrences, or matters that take place or are claimed to have taken place after the Closing Date, (b) and the breach of any of the representations, warranties and covenants made by Purchaser herein.

     17.03 The indemnities provided herein shall survive the Closing for a period of six (6) months, except for those regarding the Belmont Property or Belmont Lease which shall terminate as of the Closing Date.

XVIII.  Further Assurances.
        ---------------------

     The parties hereto each agree to execute and deliver such other documents or agreements as may be necessary or desirable for the consummation of the transactions contemplated by this Agreement. In addition, from time to time after the Closing Date, at Purchaser's request, Seller will execute and deliver or cause to be executed and delivered such other instruments of transfer, sale, conveyance, assignment and confirmation and take such action as Purchaser may reasonably deem necessary or desirable in order to effectively transfer, sell, convey and assign the Leased Properties to Purchaser and to otherwise effectuate the transactions contemplated by this Agreement.

XIX.  Escrow.
      -------

     19.01 Escrow Agent shall hold the Downpayment in escrow in an interest-bearing account (the "Escrow Account"), and shall disburse such Downpayment, together with interest thereon, if any, to Seller at Closing.

     19.02 In the event that the Closing does not occur and either party makes a written demand upon Escrow Agent for payment of the Downpayment and interest thereon, Escrow Agent shall give written notice to the other party of such demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) business days after the giving of such notice, Escrow Agent is hereby authorized to make such payment. If Escrow Agent does receive such written objection within such ten (10) day period, or if for any other reason Escrow Agent in good faith shall elect not to make such payment, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions from the parties to this Agreement or a final judgment of a court of competent jurisdiction. However, Escrow Agent shall have the right at any time to deposit the Downpayment and interest thereon, if any, with the clerk of the Supreme Court of the County of New York. Escrow Agent shall give written notice of such deposit to Seller and Purchaser. Upon such deposit Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

     19.03 The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, and that Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Agreement or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this Agreement or involving gross negligence on the part of Escrow Agent.

     19.04 Seller and the Purchaser each agree (a) that Escrow Agent shall be entitled to rely on such notices or certificates as may be furnished to it without inquiring into the sufficiency or correctness of the same and without inquiring as to the application of any funds paid or disbursed pursuant to this Agreement, (b) that Escrow Agent is discharged and released from any and all responsibility or liability with respect to the Downpayment except for its willful misconduct or gross negligence, and (c) that Seller and Purchaser shall jointly and severally indemnify Escrow Agent and hold it harmless from any claims made against it with respect to the Downpayment, except for its willful misconduct or gross negligence.

     19.05 In any action arising between Seller and Purchaser, the parties agree that Escrow Agent shall be entitled to represent Purchaser in such actions.

     19.06 The Downpayment shall secure the performance of Purchaser's obligations hereunder and shall not be considered part of Seller's estate in the event of any insolvency or bankruptcy of Seller.

     19.07 Any interest earned on the Downpayment shall be paid to the party entitled thereto, and the party receiving such interest shall pay any income taxes thereon. The tax identification numbers of the parties shall be furnished to Escrow Agent upon request.

     19.08 Escrow Agent has acknowledged agreement to these provisions by signing in the place indicated on the signature page of this Agreement.

XX.  Miscellaneous.
     --------------

     20.01 Notices. All notices and other communications under this Agreement shall be in writing; may be given by personal delivery, telecopy, Federal Express or similar overnight courier service; and shall be deemed given upon receipt thereof. Such notices shall be given to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision):

          If to Seller or to Seller's Guarantor, to:

          Goldblatt's Department Stores, Inc. or
            JG Industries, Inc. (as applicable)
          Attention:  William Hellman
          5630 West Belmont
          Chicago, Illinois  60634
          Telephone: (773) 481-5410
          Facsimile: (773) 481-5417

          With a copy to:

          Winston & Strawn
          Attention:  Stanford J. Goldblatt, Esq.
          35 West Wacker Drive
          Chicago, Illinois  60601
          Telephone: (312) 558-5600
          Facsimile: (312) 558-4700

          If to Purchaser or to Purchaser's Guarantor, to:

          Ames Realty II, Inc. or
            Ames Department Stores, Inc. (as applicable)
          Attention: David H. Lissy, Esq.
          2418 Main Street
          Rocky Hill, Connecticut 06067-2598
          Telephone: (860) 257-2578
          Facsimile: (860) 257-5160

          With a copy to:

          Weil, Gotshal & Manges LLP
          Attention: Jeffrey J. Weinberg, Esq.
          767 Fifth Avenue
          New York, New York 10153
          Telephone: (212) 310-8000
          Facsimile: (212) 310-8007

          If to Escrow Agent, to:

          Weil, Gotshal & Manges LLP
          Attention: Jeffrey J. Weinberg, Esq.
          767 Fifth Avenue
          New York, New York  10153
          Telephone: (212) 310-8000
          Facsimile: (212) 310-8007

     20.02 Entire Agreement. This Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof and supersedes any and all prior written or oral understandings.

     20.03 Amendments. This Agreement may not be changed, modified or terminated except by an instrument executed by the parties hereto.

     20.04 Waiver. No waiver by either party of any failure or refusal of the other party to comply with any of its obligations shall be deemed a waiver of any other or subsequent failure or refusal so to comply. To be effective, any waiver must be in writing and signed by the party to be charged therewith.

     20.05  Successors and Assigns.

          (a) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Seller may not assign this Agreement or all or any part of its rights and obligations hereunder without the prior written consent of Purchaser.

          (b) Purchaser may, without the consent of Seller, assign this Agreement and its rights and obligations hereunder to any entity (including a newly formed entity) which is affiliated or associated with Purchaser or any of Purchaser's direct or indirect beneficial owners. Any obligations of Purchaser may be performed by Purchaser's assignee, and Seller agrees to accept such performance as if it were the performance of Purchaser; provided, however, no such assignment or assumption will release or relieve Purchaser from any of its obligations or liabilities under this Agreement.

     20.06 Article and Section Headings. The headings of the various Articles and Sections of this Agreement have been inserted only for the purposes of convenience, and are not part of this Agreement and shall not be deemed in any manner to modify, explain, qualify or restrict any of the provisions of this Agreement.

     20.07 Governing Law. This Agreement shall be governed by and in accordance with the laws of the State of New York without giving effect to the conflict-of-laws principles thereof.

     20.08 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which, when taken together, shall constitute but one instrument.

     20.09 No Third Party Beneficiaries. The provisions of this Agreement are intended to be solely for the benefit of the parties hereto, and their respective heirs, executors, personal representatives, successors and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third party.

     20.10 Severability. Should any clause, section or part of this Agreement be held or declared by a court of competent jurisdiction to be invalid, void, illegal or unenforceable for any reason, all other clauses, sections or parts of this Agreement which can be effected without such illegal clause, section or part shall nevertheless continue in full force and effect.

     20.11 Guaranty. Seller's Guarantor and Purchaser's Guarantor each hereby absolutely and unconditionally guaranty all of the obligations set forth herein of Seller and Purchaser, respectively, including, without limitation, the indemnity obligations set forth in Article 6 and Article 17. Such guaranties shall survive the Closing or earlier termination of this Agreement for a period of six (6) months.


                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

                              SELLER:

                              GOLDBLATT'S DEPARTMENT STORES, INC.

                              By: /s/ CLARENCE FARRAR
                                 --------------------------------
                                 Name:  Clarence Farrar
                                 Title: Vice President

                              SELLER'S GUARANTOR:

                              JG INDUSTRIES, INC.

                              By: /s/ CLARENCE FARRAR
                                 --------------------------------
                                 Name:  Clarence Farrar
                                 Title: President

                              PURCHASER:

                              AMES REALTY II, INC.

                              By: /s/ ROLANDO DE AGUIAR
                                 --------------------------------
                                 Name:  Rolando de Aguiar
                                 Title: Executive Vice President

                              PURCHASER'S GUARANTOR

                              AMES DEPARTMENT STORES, INC.

                              By: /s/ ROLANDO DE AGUIAR
                                 --------------------------------
                                 Name:  Rolando de Aguiar
                                 Title: Executive Vice President

                              ESCROW AGENT, solely for the purpose of evidencing its consent to serve as Escrow Agent in accordance with the provisions of Article 19

                              WEIL, GOTSHAL & MANGES LLP

                              By: /s/ JEFFREY J. WEINBERG
                                 --------------------------------
                                 Name:  Jeffrey J. Weinberg
                                 Title: Partner

                                   SCHEDULES
                                   ---------

I    Leased Premises

II   Belmont Property

                                    EXHIBITS
                                    --------

A    Machinery, Equipment and other Personal Property

B    Subleases

C    Ground Leases

D    Service Contracts

E    Form of Landlord Estoppel Certificate

F    Form of Tenant Estoppel Certificate

G    Form of Assignment of Store Lease

                                  SCHEDULE I
                                  ----------

                                LEASED PREMISES
                                ---------------

Seller's leasehold interest, as tenant, in and to the land (collectively, the "Leased Land") and the improvements (collectively, the "Leasehold Buildings", and together with the Leased Land, being hereinafter collectively referred to as the "Leased Premises") pursuant to the following leases (collectively, the "Store Leases"):

(a) Lease, dated May 1, 1991, by and between American Real Estate Holdings Limited Partnership, a Delaware limited partnership, as landlord, and Seller, as successor-in-interest to The TJX Companies, Inc., as tenant, as assigned to Seller pursuant to that certain Assignment dated October 10, 1991, relating to property located at 4538 Stoney Island, Chicago, Illinois (the "Stoney Island Store Lease");

(b) Lease, dated June 30, 1989, by and between Lakes Meadows Association, an Illinois limited partnership, as landlord, and Seller, as tenant, relating to property located at 35th Street and Martin Luther King Drive, Chicago, Illinois (the "35th Street Store Lease");

(c) Lease, dated December 18, 1990, by and between LaSalle National Trust, N.A., successor trustee to LaSalle National Bank, a national banking association, as trustee under Trust Agreement Number 52741, as landlord, and Seller, as successor-in-interest to 159 Properties, Inc., f/k/a The TJX Companies, Inc., as tenant, as assigned to Seller pursuant to that certain Assignment and Assumption of Lease dated June 5, 1992, and as amended pursuant to that certain Amendment One, dated December 18, 1990, relating to property located at 1450 North Cicero Avenue, Chicago, Illinois (the "North Cicero Store Lease");

(d) Sublease, dated January 30, 1991, by and between Venture Stores, Inc., a Delaware corporation, as sub-landlord, and Seller, as successor-in-interest to The TJX Companies, Inc., as sub-tenant, as assigned to Seller pursuant to that certain Assignment and Assumption of Sublease dated February 8, 1991, relating to property located at 87th Street and the Dan Ryan Expressway, Chicago, Illinois (the "87th and Dan Ryan Store Lease");

(e) Lease, dated May 3, 1954, by and between A & R Katz Management, Inc., as successor-in-interest to Scott Construction, Inc., as landlord, and Seller, as successor-in-interest to Linn Realty Co., as tenant, relating to the property located at the Scottsdale Shopping Center, South Cicero and 79th Street, Chicago, Illinois, and as subsequently amended (the "South Cicero Store Lease"); and

(f) Lease, dated June 28, 1985, between Pennsylvania Real Estate Investment Trust, a business trust qualified to do business in the State of Indiana, as landlord, and Seller, as successor-in-interest to Goldblatt Bros., Inc., as tenant, as amended pursuant to that certain First Amendment to Lease, dated July 19, 1985, and that certain Second Amendment to Lease, dated April 1, 1986, relating to the property located at The Village Shopping Center, Gary, Indiana (the "Village Shopping Center Store Lease").

                                  SCHEDULE II
                                  -----------

                               BELMONT PROPERTY
                               ----------------

Seller's leasehold interest, as tenant, in and to the land (collectively, the "Belmont Land") and the improvements (the "Belmont Buildings", and together with the Belmont Land Land, being hereinafter collectively referred to as the "Belmont Premises") pursuant to the following lease (the "Belmont Lease"):

(a) Indenture, dated January 30, 1957, by and between American National Bank and Trust Company of Chicago, as Trustee under a certain Trust Agreement dated the 4th day of November, 1949 and known as Trust Number 7906, as landlord, and Seller, as successor-in-interest to G. B. Community Stores, Inc., as tenant, as amended pursuant to that certain Amendment to Lease, dated March 16, 1977, and that certain Second Amendment to Lease, dated July 25, 1996, relating to the property located at 5360 West Belmont, Chicago, Illinois;

together with all of Seller' s right, title and interest in and to the following, if any:

(i) all easements, rights-of-way, reservations, privileges, appurtenances, and other estates and rights pertaining to the Belmont Premises;

(ii)   all oil, gas and mineral rights of Seller in and to the Belmont Premises;

(iii)  all rights of ingress and egress to and from the Belmont Premises;

(iv) the real estate fixtures attached or appurtenant to the Belmont Premises, or used in connection with, and necessary to, the operation o the Belmont Premises, together with the machinery, equipment and personal property set forth on Exhibit A (collectively, the "Belmont Personalty");

(v) all strips and gores adjoining or adjacent to the Belmont Premises; all alleys adjoining the Belmont Premises; any land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Belmont Premises to the center line thereof; and any award made or to be made for damage to the Belmont Premises by reason of change of grade of any street or otherwise;

(vi) all rights to the present or future use of water, wastewater, wastewater capacity, drainage, water or other utility facilities, to the extent same pertain to or benefit the Belmont Premises; and

(vii) all right, title, and interest of Seller, as landlord, in any leases, subleases, licenses, permits, franchises, concessions and occupancy agreements covering the Belmont Premises or any portion thereof, and in all security deposits made by tenants under such leases.

The Belmont Premises, together with all of the foregoing items listed in (i) through (vii) above, is hereinafter referred to as the "Belmont Property".

                                   EXHIBIT A
                                   ---------

                           MACHINERY, EQUIPMENT AND
                            OTHER PERSONAL PROPERTY

I. With respect to the Operating Store Leases and the Non-Operating Store Leases (as hereinafter defined):

     All alarms, CCTVs, safes, E.A.S. (or similar equipment), fire extinguishers, and related security equipment (including, but not limited to, walkie talkies, covert cameras, E.A.S. ceiling domes and mirrors).

II.  With respect to the Operating Store Leases only:

     Those items set forth in item I above, together with all stock room racks and shelving, fixtures, rollers, conveyors, overhead motorized rails and handling equipment, but excluding therefrom all of Seller's trade fixtures.

As used herein and throughout the Agreement, the term "Operating Store Leases" shall mean the Stoney Island Store Lease, the North Cicero Store Lease, the 87th and Dan Ryan Store Lease, and the Belmont Lease, and the term "Operating Store Properties" shall mean the Properties leased to Seller pursuant thereto. The term "Non-Operating Store Leases" shall mean the 35th Street Store Lease, the South Cicero Store Lease, and the Village Shopping Center Store Lease, and the term "Non-Operating Store Properties" shall mean the Properties leased to Seller pursuant thereto.

                                   EXHIBIT B
                                   ---------

                                   SUBLEASES

1. Sublease, dated January 1, 1996, by and between Seller, as sublessor, and Rainbow Apparel Companies, Inc., a Delaware corporation, as sublessee, relating to property located at 87th Street and the Dan Ryan Expressway, Chicago, Illinois (the "87th and Dan Ryan Store Sublease").

                                                                         Annex B
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM 10-K

                               ----------------

(Mark One)

    [X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
     OF THE SECURITIES EXCHANGE ACT OF 1934 [Fee Required]

                  For the fiscal year ended January 30, 1999

                                      OR

    [_] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
     OF THE SECURITIES EXCHANGE ACT OF 1934 [No Fee Required]

            For the transition period from            to

                           Commission File No. 1-258

                               ----------------

                              JG INDUSTRIES, INC.
            (Exact Name of Registrant as Specified in its Charter)

               Illinois                              36-1141010
     (State or other jurisdiction                 (I.R.S. Employer
   of incorporation or organization)             Identification No.)

       5630 West Belmont Avenue,
           Chicago, Illinois                            60634
    (Address of Principal Executive                  (Zip Code)
               Offices)

      Registrant's telephone number, including area code: (773) 481-5410

                               ----------------

          Securities registered pursuant to Section 12(b) of the Act:

                                     NONE


          Securities registered pursuant to Section 12(g) of the Act:

                              Title of Each Class
                          Common Stock, No Par Value

  Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [_]

  Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K ((S)(S) .229.405 of this chapter) is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [_]

  The aggregate market value of Common Stock held by nonaffiliates of the Registrant on April 23, 1999 was approximately $375,650. On that date there were 1,060,670 shares of Common Stock issued and outstanding.

                      DOCUMENTS INCORPORATED BY REFERENCE

  Parts I and III incorporate by reference certain information to be included in Registrant's definitive Proxy Statement for the Annual Meeting of Stockholders currently scheduled for July 13, 1999.

  Index to Exhibits on Pages 23 through 24.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART I

Item 1. Business

                              General Information

  JG Industries, Inc. ("JG") is an Illinois corporation organized on February 27, 1928. Effective July 23, 1985 the name of the Company was changed from Goldblatt Bros., Inc. to JG Industries, Inc. JG and its subsidiaries are hereinafter collectively referred to as the "Company."

  Prior to December 13, 1996, Jupiter Industries, Inc. ("Jupiter")(a shareholder of the Company) had a 55.2% ownership interest in JG, and held 1,293,258 shares of the Company's Common Stock and all of the Company's issued and outstanding Series A Preferred Stock. Pursuant to a Stock Purchase Agreement dated December 13, 1996, the Company purchased from Jupiter all shares of the Series A Preferred Stock and the Company's Common Stock held by Jupiter for an aggregate price of $5,510,864, of which $2,500,108 was paid in cash, $1,264,858 was paid by offset against liabilities of Jupiter to the Company and $1,745,898 was paid by delivery of a promissory note. Effective May 15, 1998, the original $1,745,898 promissory note was amended and restated ("Restated Note"). The Restated Note did not bear interest and was payable in three annual installments of $581,966 each commencing May 15, 1999, with the last installment due and payable on May 15, 2001. In addition, the accrued and unpaid interest of approximately $149,000 as of May 15, 1999 was forgiven. On January 29, 1999, the Company and Jupiter entered into a Cancellation Agreement whereby the aforementioned $1,745,898 Restated Noted was canceled in return for a lump-sum payment of $500,000 as full settlement of the outstanding debt obligation. Subsequent to year-end, the Company made the $500,000 lump-sum payment to Jupiter.

  The Company operates in one industry segment of the retail market that is defined as Discount Department Stores. Goldblatt's Department Stores, Inc. and Subsidiaries ("Goldblatt's"), a wholly-owned subsidiary of the Company, offers customers a diverse assortment of both nationally branded and private label merchandise, emphasizing a full range of both soft and hard line goods. The stores frequently feature special promotions of merchandise purchased on advantageous terms. Soft line merchandise includes men's, women's, children's and infant's wearing apparel and accessories. Hard line merchandise includes textiles and domestics, televisions and electronics, small appliances and housewares, cosmetics and notions, hardware, toys and sporting goods. Over the past five years, soft line departments have provided between 51% and 54% of owned sales. Goldblatt's also licenses jewelry, shoe, millinery and optical departments for operation at certain of its stores.

  Goldblatt's continuing operations are comprised of eight discount department stores located in the Chicago, Illinois vicinity and one in Indiana. The department stores maintain a centralized purchasing function, buying goods direct from domestic and international manufacturers and through wholesalers. No single vendor accounted for more than 4% of total department store purchases during fiscal 1999. Supplier relationships are considered strong and Goldblatt's continues to obtain favorable pricing and payment terms on many purchases.

  The department store business is seasonal with approximately 30% of total sales occurring in the fourth quarter.

                               Balance at     Opened/Purchased Closed/Sold Balance at
   Description              Beginning of Year      Stores        Stores    End of Year
   -----------              ----------------- ---------------- ----------- -----------
   Discount department
    stores
    Fiscal year 1997.......         14                               4          10
    Fiscal year 1998.......         10                                          10
    Fiscal year 1999.......         10                               1           9

 Competition

  The Company's discount department stores are highly competitive. The Company competes with national and local retail establishments, both large and small, for the patronage of its customers. Some of the largest retail merchandise companies with substantially greater resources than the Company have outlets located in the same areas in which the Company's subsidiaries operate. The Company's overall promotional strategy is to emphasize quality merchandise at competitive prices.

Employees

  The Company employs 670 people, comprised of 4 employees of JG and 666 employees of Goldblatt's. The Company believes that its relationship with its employees is good.

Item 2. Properties

  The Company owns and leases the retail merchandise stores, office and warehouse locations described below. In the opinion of management, the properties are suitable and adequate for the conduct of its business.

  At April 30, 1999, Goldblatt's owns in fee one retail location in Chicago, Illinois. This one property has gross square footage of 135,000. This property is subject to a mortgage in favor of a regional financial institution. Goldblatt's leases its other eight retail locations, aggregating 580,200 gross square feet, with expirations, excluding renewal options, ranging from 2000 to 2008. Five stores have renewal options of up to 25 years. Aggregate minimum rentals with respect to the foregoing leasehold properties are approximately $1,840,000 annually.

Item 3. Legal Proceedings

  No material legal proceedings are currently pending against the Company.

Item 4. Submission of Matters to a Vote of Security Holders

  No matters were submitted to vote of the company's shareholders during the last quarter of the fiscal year ended January 30, 1999.

                                    PART II

Item 5. Market for the Registrant's Common Equity and Related Stockholder
Matters

  Although the Company's Common Stock was listed on the NASD Automated Quotation System (trading symbol: JGIN) through the close of business on October 7, 1998, the volume of shares traded was limited during the years ended January 30, 1999 (fiscal 1999) and January 31, 1998 (fiscal 1998). The following table lists the reported high and low bid quotations as quoted on the NASD Automated Quotation System for each quarterly period during fiscal 1999 and 1998 (through October 7, 1998). Such over-the-counter market quotations reflect interdealer prices, without retail markup, markdown or commission and may not necessarily represent actual transactions. Effective with the close of business on October 7, 1998, the Company's Common Stock was delisted from the NASDAQ Stock Market, since the Company's Common Stock fell below the NASDAQ requirement of maintaining a $1,000,000 market value of the public float, and the Company was unable to raise the market value above this required level. The Company's Common Stock has been trading over-the-counter since this date. Bid quotations and trading activity are maintained and reported to the Company by National Quotation Bureau, LLC. The Company has not paid dividends in any of the last five years. There were approximately 957 holders of record of Common Stock on April 23, 1999.

                                                                     Price Range
                                                                     -----------
                                                                     High   Low
                                                                     ----- -----
   Fiscal 1999
     First Quarter.................................................. $1.06 $ .75
     Second Quarter.................................................  1.06   .50
     Third Quarter..................................................   .75   .25
     Fourth Quarter.................................................   .50   .13
   Fiscal 1998
     First Quarter.................................................. $2.00 $1.38
     Second Quarter.................................................  2.00  1.50
     Third Quarter..................................................  1.38  1.13
     Fourth Quarter.................................................  1.44   .50

Item 6. Selected Financial Data

  Following is selected financial data for the Company for each of the last five fiscal years.

                            1999       1998       1997       1996       1995
                          ---------  ---------  ---------  ---------  ---------
                                  (in thousands, except share data)
Net sales from continu-
 ing operations.........  $  52,236  $  53,483  $  60,198  $  72,964  $  77,106
Operating loss..........     (1,883)    (2,423)    (2,195)    (2,871)       (68)
Loss from continuing op-
 erations...............     (2,323)    (2,569)    (2,101)    (4,103)    (1,121)
Income (loss) from dis-
 continued operations...                              (49)     6,856      1,608
Income (loss) before ex-
 traordinary items......     (2,323)    (2,569)    (2,150)     2,753        487
Income from extraordi-
 nary items.............      1,365
Net income (loss).......       (958)    (2,569)    (2,150)     2,753        487
Net income (loss)
 available to common
 shareholders...........     (1,093)    (2,707)    (2,577)     2,472        267

Per share data:
Loss from continuing
 operations--basic and
 diluted................      (2.32)     (2.55)     (1.15)     (1.86)      (.57)
Net income (loss)--
 basic..................      (1.03)     (2.55)     (1.17)      1.05        .11
Net income (loss)--
 diluted................      (1.03)     (2.55)     (1.17)      1.04        .11
Total assets............     12,134     14,213     15,675     25,315     76,007
Long-term obligations...      1,350      3,343      2,031      2,776     11,269
Redeemable preferred
 stock..................                                       3,937      3,657
Convertible preferred
 stock..................      1,500      1,500      1,500
Weighted average number
 of common shares
 outstanding............  1,060,670  1,060,674  2,194,085  2,353,445  2,351,702

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

Liquidity and Capital Resources

  Approximately $97,000 of net cash was provided by operating activities during the year ended January 30, 1999 as compared to approximately $1,235,000 of net cash used in operating activities during the preceding year. The decreased spending stems in large part to a $603,000 reduction in selling, general and administrative ("SG&A") expenses in fiscal 1999 as compared to fiscal 1998, due to an expense reduction program implemented early in fiscal 1999. The increase in cash from operating activities is also attributed to the liquidation of inventory from a store closed during the year, and the decrease in other current assets stemming from the Company's decision to pay rent when due, instead of prepaying rent, as was done in the preceding year.

  Goldblatt's Department Stores, Inc. spent $293,000 on capital expenditures during fiscal 1999 related to normal capital maintenance. In addition, approximately $25,000 of furniture, fixtures and computer equipment previously put into storage from the four store closings in fiscal 1997 were transferred out to existing Goldblatt's stores for replacement needs. Goldblatt's expects to utilize a large portion of the remaining furniture and fixtures in storage in fiscal 2000 for both major and minor remodeling projects to be undertaken at its existing store locations.

  During fiscal 1998, Goldblatt's executed a $2,000,000 line of credit agreement with a maturity date of April 15, 1999. The agreement provided a line of credit of up to $2,000,000 based on availability of a borrowing base equal to 45% of merchandise inventory. The line was collateralized by Goldblatt's inventory and cash and cash equivalents. The line of credit agreement required that Goldblatt's maintain an inventory level of at least $5,500,000, a tangible net worth of $5,500,000 and imposed net loss restrictions for fiscal year 1998 and 1999.

  Effective January 28, 1999, Goldblatt's entered into a new Loan and Security Agreement with another financial institution, replacing the aforementioned line of credit agreement. The new agreement provides a revolving line of credit of up to $3,000,000 through January, 2001 based on availability of a borrowing base equal to 50% of merchandise inventory, computed on a first-in, first-out ("FIFO") basis. The line is collateralized by Goldblatt's inventory and cash and cash equivalents. The line of credit agreement requires that Goldblatt's maintain a FIFO inventory cost of at least $5,500,000. Additionally, the Company is required to pay down the outstanding line of credit with any available cash on a daily basis. The line is guaranteed by JG. As of January 30, 1999, $2,995,000 is available on the line of credit.

  Pursuant to a Stock Purchase Agreement dated December 13, 1996, the Company purchased from Jupiter 445 shares of Series A Preferred Stock and 1,293,258 shares of the Company's Common Stock for an aggregate price of $5,510,864, of which $2,500,108 was paid in cash, $1,264,858 was paid by offset against liabilities of Jupiter to the Company and $1,745,898 was paid by delivery of a promissory note. Effective May 15, 1998, the original $1,745,898 promissory note was amended and restated ("Restated Note"). The Restated Note did not bear interest and was payable in three annual installments of $581,966 each commencing May 15, 1999, with the last installment due and payable on May 15, 2001. In addition, the accrued and unpaid interest of approximately $149,000 as of May 15, 1999 was forgiven. As a result of this transaction, the Company has recognized an extraordinary gain on debt restructuring of approximately $124,000, net of related expenses, during fiscal 1999. On January 29, 1999, the Company and Jupiter entered into a Cancellation Agreement whereby the aforementioned $1,745,898 Restated Noted was canceled in return for a lump-sum payment of $500,000 as full settlement of the outstanding debt obligation. Subsequent to year-end, the Company made the $500,000 lump-sum payment to Jupiter. As a result of this transaction, the Company has recognized an additional extraordinary gain on debt restructuring of approximately $1,241,000, net of related expenses, during fiscal 1999.

  The Company believes that Goldblatt's working capital and line of credit will be adequate to fund current operations and service the Company's debt through fiscal 2000.

Year 2000 Issue

  The Year 2000 issue concerns the inability of information systems to properly recognize and process date-sensitive information beyond January 1, 2000. Many of our systems and related software are Year 2000 compliant. However, systems critical to our business which have been identified as non-Year 2000 compliant are either being replaced or corrected through programming modifications. The Company is utilizing both internal personnel and outside vendors to identify the Year 2000 noncompliance problems, modify code as necessary and test the modifications.

  The Company has focused its efforts on maintaining the data integrity of the existing financial reporting programs and the current store-level operating systems. The Company utilizes an IBM AS400 mainframe system operating with JDA software. The Company has already finished initial testing on the financial reporting applications of the AS400 system. Based upon a thorough review of the programming code by an outside vendor, the AS400 program will require minor levels of modification to become Year 2000 compliant. An upgrade to the AS400 system has been completed and financed through working capital with minimal cost.

  Testing of the store-level operating systems have focused on cash register sales transactions and other backroom reporting processes. On-site testing was recently completed. Some programming modifications and new equipment upgrades are anticipated, but the amounts are not expected to be material and will be financed through working capital.

  The Company is monitoring the progress of its primary suppliers and vendors regarding their Year 2000 compliance. In general, they have developed or are in the process of developing plans to address the Year 2000 issues. The Company is also reviewing its own non-information technology systems to determine the extent of any changes that may be necessary, and believes that there will be minimal changes necessary for compliance.

  The Company anticipates total spending of approximately $150,000 through fiscal year 2000 on the Year 2000 issue. Maintenance or modification costs will be expensed as incurred, while the replacement of certain systems will be recorded as assets and amortized. The Company does not expect the costs relating to Year 2000 remediation to have a material effect on its results of operations or financial condition.

  The Company's financial condition or liquidity could be adversely effected by business disruption and operational problems if needed modifications to the financial reporting programs and store-level operating systems are not made on a timely basis. Although not anticipated, the worst-case scenario of failure by the Company or its business partners to resolve the Year 2000 issue would be a short-term slowdown in processing credit card transactions. Also, we anticipate limited disruption in our purchasing function as our internal purchasing procedures are manually intensive.

  While we continue to focus on solutions for the Year 2000 issues, and expect to be Year 2000 compliant in a timely manner, we are in the process of developing a contingency plan. We expect to finalize the contingency plan by September, 1999.

Results of Operations

 Year Ended January 30, 1999 (fiscal 1999, 52 weeks) vs. Year Ended January 31, 1998 (fiscal 1998, 53 weeks)

  The net loss decreased by $1,611,000 from $2,569,000 in fiscal 1998 to $958,000 in fiscal 1999. That improvement came despite a $400,000 store closing provision for the store closed in November, 1998. During fiscal 1999, the Company also recognized a $1,365,000 extraordinary gain from debt restructuring. In addition, the loss from continuing operations decreased from $2,569,000 in fiscal 1998 to $2,323,000 in fiscal 1999.

  Net sales from continuing operations decreased from $53,483,000 to $52,236,000. This decrease is attributable to both the store closing and having one less operating week in fiscal 1999 vs. fiscal 1998. The closed store represented a decrease in sales of approximately $1,155,000, while the effect of the additional week accounted for a sales decrease of $729,000. As a result, the Company experienced a $637,000 sales increase on a comparable store, comparable week basis for fiscal 1999 as compared to fiscal 1998.

  The Company's gross profit percentage increased to 32.6% of sales from 32.0% of sales in the previous year. This improvement is attributable to more opportunistic purchasing complemented by tightened controls on markdowns.

  Due in large part to the expense reduction program implemented early in fiscal 1999, the Company experienced significant cost savings this year. SG&A expenses decreased by $603,000 from fiscal 1998. Overall expense control and, in particular, reductions in maintenance and other outside service-related expenses, supplies, utilities, general insurance, real estate taxes and corporate overhead expenditures were at the core of the SG&A expense savings. As a result, SG&A expenses have improved to 36.2% of sales in fiscal 1999 from 36.5% of sales in fiscal 1998.

 Year Ended January 31, 1998 (fiscal 1998, 53 weeks) vs. Year Ended January 25, 1997 (fiscal 1997, 52 weeks)

  The comparison of fiscal years 1998 and 1997 is materially distorted due to the sale of three stores in July, 1996 and the closing of a fourth store in November, 1996. In addition, fiscal 1998 includes the results of operations for 53 weeks as compared to 52 weeks in fiscal 1997.

  Net sales from continuing operations decreased from $60,198,000 to $53,483,000. The closed stores represented a decrease in sales of approximately $8,850,000, which was partially offset by a comparable store sales increase of approximately $2,135,000.

  While our aggressive promotional and merchandising programs resulted in comparable store sales increases during fiscal 1998, losses from continuing operations increased to $2,569,000 as compared to $2,101,000 in the previous year. The Company's gross profit percentage decreased to 32.0% of sales from 32.7% in the previous year. SG&A increased from 36.3% in fiscal 1997 to 36.5% in fiscal 1998.

  There were three significant factors which negatively impacted our profit performance during fiscal 1998.

  a. The two federal minimum wage increases effective October 1, 1996 and September 1, 1997 resulted in additional payroll expense of approximately $400,000.

  b. Insurance costs rose by approximately $360,000 driven primarily by catastrophic illnesses of several of our employees.

  c. Inventory shrinkage increased over the preceding year in excess of $400,000.

Forward - Looking Statements

  Except for historical information, the matters discussed or incorporated by reference in this report are forward-looking statements that involve risks and uncertainties that may affect the Company's actual results and cause results to differ materially from such forward-looking statements. Such risks and uncertainties include, but are not limited to, economic conditions, seasonality of the Company's business, relationships with suppliers and financial institutions, computer system enhancements to enable Year 2000 compliance, ability to attract and retain key personnel, competition, regulation and other factors indicated from time to time in the Company's filings with the Securities and Exchange Commission.

Item 8. Financial Statements and Supplementary Data

  The Company's consolidated financial statements are listed in Part IV, Item 14, of this Report and begin on page 9.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

  None.

                                   PART III

Item 10. Directors and Executive Officers of the Registrant

  The information required by this Item will be set forth in the Proxy Statement and such information is incorporated herein by reference.

Item 11. Executive Compensation

  The information required by this Item will be set forth in the Proxy Statement and such information is incorporated herein by reference.

Item 12. Security Ownership of Certain Beneficial Owners and Management

  The information required by this Item will be set forth in the Proxy Statement and such information is incorporated herein by reference.

Item 13. Certain Relationships and Related Transactions

  The information required by this Item will be set forth in the Proxy Statement and such information is incorporated herein by reference.

                                    PART IV

Item 14. Exhibits, Financial Statements, and Reports on Form 8-K

  (a) The following documents are filed as part of this report:

                                                                          Page
                                                                         Number
                                                                         ------
    (1)Consolidated Financial Statements:
        Report of Independent Accountants...............................     9
        Consolidated Balance Sheets, January 30, 1999 and January 31,
         1998...........................................................    10
        Consolidated Statements of Operations for the fiscal years ended
         January 30, 1999, January 31, 1998 and January 25, 1997........    11
        Consolidated Statements of Common Stock and Other Shareholders'
         Equity for the fiscal years ended January 30, 1999, January 31,
         1998 and January 25, 1997......................................    12
        Consolidated Statements of Cash Flows for the fiscal years ended
         January 30, 1999, January 31, 1998 and January 25, 1997........    13
        Notes to Consolidated Financial Statements...................... 14-21

    (2)The Index to Exhibits is on pages 23 through 24.

  (b) Reports on Form 8-K.

      Form 8-K dated October 7, 1998 was filed with the Securities and Exchange Commission to report that the Company's Common Stock was delisted from the NASDAQ Stock Market effective with the close of business on October 7, 1998.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of JG Industries, Inc.

  In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, common stock and other shareholders' equity, and cash flows present fairly, in all material respects, the financial position of JG Industries, Inc. and Subsidiaries (the "Company") at January 30, 1999 and January 31, 1998, and the results of their operations and their cash flows for each of the three years in the period ended January 30, 1999, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          PricewaterhouseCoopers LLP

Chicago, Illinois
April 2, 1999

                      JG INDUSTRIES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                     January 30, 1999 and January 31, 1998
                       (in thousands, except share data)

                                                        January 30, January 31,
                        ASSETS                             1999        1998
                        ------                          ----------- -----------
Current assets:
  Cash and cash equivalents............................  $    212    $    630
  Receivables, net.....................................       198         281
  Merchandise inventories..............................     5,724       6,242
  Other assets--restricted $223 and $0, respectively...       256         304
                                                         --------    --------
    Total current assets...............................     6,390       7,457
                                                         --------    --------
Land, buildings and equipment, at cost:
  Land.................................................       478         478
  Buildings............................................       998         998
  Leasehold improvements...............................     5,670       6,085
  Furniture and fixtures...............................     6,604       7,346
                                                         --------    --------
                                                           13,750      14,907
Less accumulated depreciation and amortization.........     9,535       9,916
                                                         --------    --------
                                                            4,215       4,991
                                                         --------    --------
Leasehold rights, net..................................        25          28
Other assets--restricted $1,299 and $1,538,
 respectively..........................................     1,504       1,737
                                                         --------    --------
                                                         $ 12,134    $ 14,213
                                                         ========    ========
         LIABILITIES AND SHAREHOLDERS' EQUITY
         ------------------------------------
Current liabilities:
  Short-term borrowings................................  $      5
  Current portion of long-term debt....................       530    $     28
  Accounts payable.....................................     3,084       2,574
  Accrued liabilities..................................     2,210       2,319
  Accrued dividends....................................         7           7
                                                         --------    --------
    Total current liabilities..........................     5,836       4,928
                                                         --------    --------
Long-term debt, less current portion...................       745       2,518
Other long-term liabilities............................       605         825
Minority interest......................................     1,457       1,358
Commitments and contingencies..........................
Common stock and other shareholders' equity:
  Common shares: no par value; authorized 10,000,000
   shares; issued 2,405,770 shares.....................    11,246      11,246
  Paid-in capital......................................     5,939       5,939
  Convertible preferred stock: no par value; authorized
   and issued 1,500 shares.............................     1,500       1,500
  Accumulated deficit..................................   (11,581)    (10,488)
  Treasury shares--1,345,100 shares at cost............    (3,613)     (3,613)
                                                         --------    --------
    Total common stock and other shareholders' equity..     3,491       4,584
                                                         --------    --------
                                                         $ 12,134    $ 14,213
                                                         ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                      JG INDUSTRIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                  for the fiscal years ended January 30, 1999,
                     January 31, 1998 and January 25, 1997
                     (in thousands, except per share data)

                                                     1999      1998      1997
                                                   --------  --------  --------
Net sales from continuing operations.............  $ 52,236  $ 53,483  $ 60,198
Cost of sales....................................    35,187    36,371    40,526
                                                   --------  --------  --------
Gross profit.....................................    17,049    17,112    19,672
Selling, general and administrative expenses.....    18,932    19,535    21,867
                                                   --------  --------  --------
Operating loss from continuing operations........    (1,883)   (2,423)   (2,195)
                                                   --------  --------  --------
Other income (expenses):
  Interest income................................       105       114       313
  Interest expense...............................      (161)     (151)     (161)
  Gain/(loss) on sale of assets and store
   closings, net.................................      (400)                 44
  Minority interest in net income of
   subsidiaries..................................       (99)      (96)      (89)
                                                   --------  --------  --------
                                                       (555)     (133)      107
                                                   --------  --------  --------
Loss from continuing operations before income tax
 provision.......................................    (2,438)   (2,556)   (2,088)
Income tax (benefit) provision...................      (115)       13        13
                                                   --------  --------  --------
Loss from continuing operations..................    (2,323)   (2,569)   (2,101)
Discontinued operations:
  Loss on sale of discontinued operations,
   including income during phase-out period, less
   applicable income taxes.......................                           (49)
                                                   --------  --------  --------
Loss before extraordinary gain...................    (2,323)   (2,569)   (2,150)
                                                   --------  --------  --------
Extraordinary item:
  Gain on debt restructuring, net of related
   expenses......................................     1,365
                                                   --------  --------  --------
Net loss.........................................    $ (958) $ (2,569) $ (2,150)
                                                   ========  ========  ========
Net loss available to common shareholders........  $ (1,093) $ (2,707) $ (2,577)
                                                   ========  ========  ========
Per share data--basic and diluted:
  Loss from continuing operations................   $ (2.32)  $ (2.55)  $ (1.15)
  Loss from discontinued operations..............                         (0.02)
  Extraordinary gain.............................      1.29
                                                   --------  --------  --------
  Net loss.......................................   $ (1.03)  $ (2.55)  $ (1.17)
                                                   ========  ========  ========

  The accompanying notes are an integral part of these consolidated financial statements.

                     JG INDUSTRIES, INC. AND SUBSIDIARIES
    CONSOLIDATED STATEMENTS OF COMMON STOCK AND OTHER SHAREHOLDERS' EQUITY

                 for the fiscal years ended January 30, 1999,
                     January 31, 1998 and January 25, 1997
                       (in thousands, except share data)

                                                                           Total Common
                                                                          Stock and Other
                          Common  Paid-in Preferred Accumulated Treasury   Shareholders'
                          Shares  Capital   Stock     Deficit    Shares       Equity
                          ------- ------- --------- ----------- --------  ---------------
Balances, January 27,
 1996...................  $11,246 $4,775             $ (5,204)  $ (1,285)     $9,532
Net loss, fiscal 1997...                               (2,150)                (2,150)
Forgiveness of preferred
 stock dividends by
 Jupiter................           1,164                                       1,164
Issuance of 1,500 shares
 of Series B preferred
 stock..................                   $1,500                              1,500
Purchase of 1,293,258
 common shares..........                                          (2,328)     (2,328)
Dividends accrued on
 redeemable and
 convertible preferred
 stock..................                                 (427)                  (427)
                          ------- ------   ------    --------   --------      ------
Balances, January 25,
 1997...................   11,246  5,939    1,500      (7,781)    (3,613)      7,291
Net loss, fiscal 1998...                               (2,569)                (2,569)
Dividends accrued on
 convertible preferred
 stock..................                                 (138)                  (138)
                          ------- ------   ------    --------   --------      ------
Balances, January 31,
 1998...................   11,246  5,939    1,500     (10,488)    (3,613)      4,584
Net loss, fiscal 1999...                                 (958)                  (958)
Dividends accrued on
 convertible preferred
 stock..................                                 (135)                  (135)
                          ------- ------   ------    --------   --------      ------
Balances, January 30,
 1999...................  $11,246 $5,939   $1,500    $(11,581)  $ (3,613)     $3,491
                          ======= ======   ======    ========   ========      ======


  The accompanying notes are an integral part of these consolidated financial statements.

                      JG INDUSTRIES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  for the fiscal years ended January 30, 1999,
                     January 31, 1998 and January 25, 1997
                                 (in thousands)

                                                      1999     1998      1997
                                                     ------  --------  --------
Cash flows from operating activities:
  Net loss.......................................... $ (958) $ (2,569) $ (2,150)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
    Depreciation and amortization...................    929     1,007     1,229
    Minority interest in net income of
     subsidiaries...................................     99        96        89
    Net loss (gain) on sale of assets and store
     closings.......................................    400                 (44)
    Extraordinary gain on debt restructuring........ (1,365)
  Changes in assets and liabilities:
    Accounts receivable.............................     83         9        17
    Merchandise inventories.........................    442        63      (458)
    Other assets (current)..........................     48       (80)      111
    Other assets (noncurrent).......................    233      (107)     (130)
    Accounts payable and accrued liabilities........    406       388    (2,566)
    Other liabilities (noncurrent)..................   (220)      (42)      (61)
                                                     ------  --------  --------
      Net cash provided by (used in) operating
       activities...................................     97    (1,235)   (3,963)
Cash flows from investing activities:
  Net proceeds from sale of assets and discontinued
   operations.......................................      6        21     6,633
  Capital expenditures..............................   (366)     (502)   (1,061)
  Purchase of annuity contracts.....................              (32)
                                                     ------  --------  --------
      Net cash (used in) provided by investing ac-
       tivities.....................................   (360)     (513)    5,572
                                                     ------  --------  --------
Cash flows from financing activities:
  Borrowings under line of credit...................  4,155     2,275     8,950
  Repayments under line of credit................... (4,150)   (2,275)   (9,150)
  Proceeds from mortgage borrowing..................              800
  Principal payments of long-term debt..............    (25)             (2,475)
  Redemption of preferred stock from Jupiter........                     (3,183)
  Proceeds from Due from Jupiter....................                      1,265
  Proceeds from issuance of convertible preferred
   stock............................................                      1,500
  Dividends paid on convertible preferred stock.....   (135)     (136)      (12)
  Purchase of treasury shares.......................                       (582)
                                                     ------  --------  --------
      Net cash (used in) provided by financing
       activities...................................   (155)      664    (3,687)
                                                     ------  --------  --------
Net decrease in cash and cash equivalents...........   (418)   (1,084)   (2,078)
Cash and cash equivalents at beginning of year......    630     1,714     3,792
                                                     ------  --------  --------
Cash and cash equivalents at end of year............ $  212  $    630  $  1,714
                                                     ======  ========  ========
Cash paid during the fiscal year for:
  Interest.......................................... $  126  $     45  $    147
  Income taxes......................................     13        17       407

  The accompanying notes are an integral part of these consolidated financial statements.

                     JG INDUSTRIES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

  A) Principles of Consolidation--The consolidated financial statements include the accounts of JG Industries, Inc. (the "Company" or "JG") and subsidiary companies that are majority owned or effectively controlled. The Company's majority owned subsidiaries include Goldblatt's Department Stores, Inc. ("Goldblatt's") (the Company's discount department store division) and Sussex Group Holding Company. The Company is engaged in retail merchandising operations in one continuing business segment consisting of nine discount department stores primarily located in the Chicago, Illinois vicinity. Significant intercompany accounts and transactions have been eliminated.

  Prior to December 13, 1996, Jupiter Industries, Inc. ("Jupiter") was the Company's largest shareholder. Jupiter held 1,293,258 shares of the Company's Common Stock (approximately 55.2% of issued and outstanding Common Stock) and all of the Company's issued and outstanding Series A Preferred Stock. Accordingly, the consolidated financial statements of Jupiter included operations of the Company. Subsequent to December 13, 1996, Jupiter does not hold any shares of the Company's Common Stock.

  B) Cash and Cash Equivalents--The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of January 30, 1999 and January 31, 1998, cash and cash equivalents are concentrated with banks located in the Midwest region of the United States.

  C) Merchandise Inventories--Merchandise inventories are stated at the lower of cost or market. Cost is determined on the last-in, first-out (LIFO) basis for approximately 85% and 86% of the inventory using the retail method as of January 30, 1999 and January 31, 1998, respectively. The remaining inventory is valued on the first-in, first-out (FIFO) basis using the retail method. If the FIFO method had been used to value all inventories, cost would have been $479,000 and $497,000 higher at January 30, 1999 and January 31, 1998, respectively. During fiscal 1999, 1998 and 1997, certain LIFO inventory levels were reduced which increased net income by approximately $75,000, $16,000 and $176,000, respectively, due to the matching of older historical inventory cost with current sales dollars.

  D) Land, Buildings and Equipment--Depreciation is computed using the straight-line method over the following estimated useful lives of the assets: buildings--25 to 30 years; leasehold improvements--up to 25 years, depending on the applicable lease term; and furniture, fixtures and equipment--3 to 12-1/2 years. Asset costs and related accumulated depreciation are eliminated from the accounts when the asset is disposed of or at the end of its estimated useful life. Expenditures for renewals and betterments are capitalized, while costs of maintenance and repairs are charged to operations when incurred.

  E) Leasehold Rights--Leasehold rights represent the value or cost of leases acquired and improvements. Amortization of the rights is computed using the straight-line method over the terms of the related leases. Leasehold rights are shown net of accumulated amortization of $25,000 at January 30, 1999 and $22,000 at January 31, 1998.

  F) Store Pre-Opening Costs--Noncapital expenditures incurred prior to the opening of a new store are charged to expense in the year the store is opened.

  G) Per Share Data--During fiscal 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share". SFAS No. 128 requires the presentation of basic earnings per share and, for companies with potential dilutive securities, such as stock options and warrants, diluted earnings per share. SFAS No. 128 is effective for annual and interim periods ending after December 15, 1997 and requires restatement of earnings per share for prior periods.

                     JG INDUSTRIES, INC. AND SUBSIDIARIES

  For fiscal 1999, 1998 and 1997, basic and diluted per share calculations are computed based on the weighted average number of common shares outstanding (after giving effect to the one-for-three reverse stock split in fiscal 1997) of 1,060,670, 1,060,674 and 2,194,085, respectively. Incremental shares from assumed conversions of preferred stock of 666,667 in fiscal 1999 and 1998 are not included as they would be anti-dilutive. Options to purchase 162,167 and 171,167 shares of common stock were outstanding at January 30, 1999 and January 31,1998, respectively, but were not included in the computation of diluted earnings per share since the options' exercise prices were greater than the average market price of the common shares, and they also would be anti-dilutive.

  Loss per share applicable to common shares for fiscal 1999, 1998 and 1997 is computed after recognition of the dividend requirements of $135,000, $138,000 and $427,000, respectively, on the redeemable and convertible preferred stock.

  H) Income Taxes--The Company files a consolidated federal income tax return with subsidiaries in which its ownership interest is 80% or greater.

  The Company provides for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 requires the use of the liability method of accounting for taxes, under which deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The principal assets and liabilities giving rise to such differences are the different methods of accounting for inventory, depreciation and certain accrued liabilities for tax and financial statement purposes and net operating loss carryforwards. Deferred tax assets are reduced where appropriate by a valuation allowance which reflects expectations of the extent to which such assets will be realized.

  I) Financial Instruments--The fair value of cash and cash equivalents is assumed to approximate the carrying value of these assets due to the short maturity of these instruments. The fair value of the Company's long-term debt is estimated to approximate the carrying value based upon borrowing rates currently available to the Company for borrowings with similar terms.

  J) Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at January 30, 1999 and January 31, 1998 and the reported amounts of revenues and expenses during the three years ended January 30, 1999. Actual results could differ from those estimates.

2. Stock Transactions

  On December 13, 1996, the Company, pursuant to the terms of a certain Stock Purchase Agreement, by and among Jupiter and the Company, purchased from Jupiter, (i) 1,293,258 shares of the Company's Common Stock, and (ii) 445 shares of the Company's Series A Preferred Stock, for an aggregate purchase price of $5,510,864 of which $2,500,108 was paid in cash, $1,264,858 was paid by offset against liabilities of Jupiter to the Company, and $1,745,898 was paid by delivery of a promissory note.

  On December 13, 1996, the Company also declared a one-for-three reverse stock split. Accordingly, all references in this report to number of shares, prices per share and per share amounts have been retroactively restated to reflect the reduced number of common shares outstanding, unless otherwise noted.

                     JG INDUSTRIES, INC. AND SUBSIDIARIES

3. Receivables

  Receivables in the consolidated balance sheets are shown net of the allowances for doubtful accounts and consist of the following at January 30, 1999 and January 31, 1998:

                                                                    1999  1998
                                                                    ----- -----
                                                                        (in
                                                                    thousands)
    Accounts receivable--trade..................................... $  16 $  70
    Accounts receivable--other.....................................   198   232
                                                                    ----- -----
                                                                      214   302
      Less allowance for doubtful accounts.........................    16    21
                                                                    ----- -----
                                                                    $ 198 $ 281
                                                                    ===== =====

  An analysis of the allowance for doubtful accounts and the net provision charged to operations for fiscal 1999, 1998 and 1997 is as follows:

                                                                1999  1998  1997
                                                                ----  ----  ----
                                                                (in thousands)
    Allowance for doubtful accounts, beginning of year......... $21   $ 42  $42
    Accounts receivable written off............................  (5)   (21)  --
                                                                ---   ----  ---
    Allowance for doubtful accounts, end of year............... $16   $ 21  $42
                                                                ===   ====  ===

4. Accrued Liabilities

  Significant components of accrued liabilities consist of accrued real estate taxes of $1,188,000 and $956,000, and accrued vacation of $274,000 and $283,000 as of January 30, 1999 and January 31, 1998, respectively.

5. Notes Payable and Long-Term Debt

  Long-term debt at January 30, 1999 and January 31, 1998 is summarized as follows (in thousands):

                                                       Balance
                                                   ---------------
    Description                                    1/30/99 1/31/98 Interest Rate
    -----------                                    ------- ------- -------------
    JG:
     Jupiter promissory note......................  $ 500  $1,746       6.0%*
    Goldblatt's:
     Mortgage loan................................    775     800       8.5%
                                                    -----  ------
                                                    1,275   2,546
    Less current maturities.......................    530      28
                                                    -----  ------
                                                    $ 745  $2,518
                                                    =====  ======

--------
*On May 15, 1998, the original $1,746,000 Jupiter promissory note was amended and restated to a non-interest bearing status, as of that date.

  Long-term debt maturing within each of the five fiscal years subsequent to January 30, 1999 is as follows (in thousands):

             2000................................ $530
             2001................................   33
             2002................................   36
             2003................................   39
             2004................................   42

                     JG INDUSTRIES, INC. AND SUBSIDIARIES

  The Jupiter promissory note was originally payable in three installments commencing December 13, 1997. The Company did not make the first installment payment of $581,966 due to pending debt restructuring negotiations. Effective May 15, 1998, the original $1,745,898 promissory note obligation was amended and restated. The amended and restated promissory note was non-interest bearing unless an event of default occurred, as defined in the agreement, at which time interest would be accrued at 9% per annum from the date of default. The note was payable in three annual installments of $581,966 each commencing May 15, 1999, with the last installment due and payable on May 15, 2001. As a result of the amendment and restatement, the obligation was reported as a non-current liability as of January 31, 1998. In addition, the accrued and unpaid interest of approximately $149,000 as of May 15, 1999 was forgiven. As a result of this transaction, the Company recognized an extraordinary gain on debt restructuring of approximately $124,000, net of related expenses, during fiscal 1999. On January 29, 1999, the Company and Jupiter entered into a Cancellation Agreement whereby the amended and restated $1,745,898 promissory obligation was canceled upon a lump-sum payment of $500,000 to Jupiter. Subsequent to year-end, the Company made the $500,000 lump-sum payment to Jupiter. As a result of this transaction, the Company recognized an additional extraordinary gain on debt restructuring of approximately $1,241,000, net of related expenses, during fiscal 1999.

  Effective January 30, 1998, Goldblatt's entered into a mortgage loan agreement for $800,000 with an 8.5% fixed rate of interest from a regional financial institution. The mortgage is secured by a parcel of owned real estate housing a Goldblatt's store, and is guaranteed by JG. The loan agreement stipulates monthly principal and interest payments of $7,878 and a final principal payment of approximately $547,000 due on January 31, 2005. The loan agreement requires that no default exists under the line of credit agreement.

  During fiscal 1998, Goldblatt's executed a line of credit agreement, which provided a line of credit of up to $2,000,000 through May 1, 1998 based on availability of a borrowing base equal to 45% of merchandise inventory. The line was collateralized by Goldblatt's inventory and cash and cash equivalents. The line of credit agreement required that Goldblatt's maintain an inventory level of at least $5,500,000, a tangible net worth of $5,500,000 and imposed net loss restrictions for fiscal years 1998 and 1999. Interest was payable at the prime rate plus 1%. At January 31, 1998, Goldblatt's was in violation of the net loss covenant. Subsequent to year-end, the financial institution granted Goldblatt's a waiver of this covenant effective January 31, 1998 and, in addition, amended the line of credit maturity date to April 15, 1999. There were no outstanding borrowings on the line on January 31, 1998.

  Effective January 28, 1999, Goldblatt's entered into a new Loan and Security Agreement ("Loan Agreement") with another financial institution, replacing the aforementioned line of credit agreement. The Loan Agreement provides a revolving line of credit of up to $3,000,000 through January, 2001 based on availability of a borrowing base equal to 50% of merchandise inventory computed on a FIFO basis. The line is collateralized by Goldblatt's inventory and cash and cash equivalents. The line of credit agreement requires that Goldblatt's maintain a FIFO inventory cost of at least $5,500,000. Additionally, the Company is required to pay down the outstanding line of credit with any available cash on a daily basis. Interest is payable at the prime rate plus 1%. The line is guaranteed by JG. There was $5,000 in outstanding borrowings on the line as of January 30, 1999. At January 30, 1999, the Company had $2,995,000 available on the line of credit.

  The weighted average interest rate on short-term borrowings for fiscal 1999, 1998 and 1997 was 9.28%, 9.50% and 6.44%, respectively.

                     JG INDUSTRIES, INC. AND SUBSIDIARIES

6. Preferred Stock

  The Redeemable Preferred Stock consisting of 445 shares of Series "A" 9% Cumulative Preferred Stock with a face and liquidation value of $3,183,000 was acquired by the Company and canceled on December 13, 1996. In connection with this acquisition, Jupiter also waived accrued dividends of $1,164,000. The gain related to the waiver was recorded as an increase to paid-in capital.

  On December 13, 1996, the Company, pursuant to the terms of a certain Series B Convertible Preferred Purchase Agreement (the "Series B Preferred Stock Purchase Agreement"), by and among certain officers and a director of the Company (collectively, the "Purchasers") and the Company, issued and sold to the Purchasers, through a private placement, 1,500 shares of Series B Convertible Preferred Stock of the Company, no par value per share (the "Series B Preferred Shares"), for an aggregate purchase price of $1,500,000. Holders of Series B Preferred Shares are entitled to vote with the holders of Common Stock on all matters submitted to a vote of the Company's shareholders as a single class. Currently, each share of Series B Preferred Stock is entitled to 444.44 votes. After giving effect to the purchase of the Jupiter shares previously described, the Purchasers control approximately 47.9% of the Company's voting rights.

  Dividends on Series B Preferred Stock accrue daily at a rate equal to 9% per annum. Dividends accumulate until paid, and are paid when and as declared by the Board of Directors. At any time prior to the fifth anniversary of issuance (automatic conversion), holders of Series B Preferred Stock may convert such shares into a number of shares of the Company's Common Stock. The current conversion price is $2.25 per share.

7. Income Taxes

  The income tax provision before minority interest is comprised of current state taxes of $13,000 for fiscal 1999, offset by a tax benefit related to the reversal of previously recorded tax liability of $128,000. For fiscal 1998 and 1997, the income tax provision before minority interest is comprised of current state taxes of $13,000.

  At January 30, 1999, the Company has net operating loss carryforwards of approximately $23,348,000 available to offset future taxable income for federal income tax purposes. These carryforwards expire principally in fiscal 2000 through 2014. The amount of carryforwards which expired in fiscal 1999 was $414,551.

  The components of the net deferred tax assets and liabilities as of January 30, 1999 and January 31, 1998 are as follows:

                                                                1999     1998
                                                               -------  -------
                                                               (in thousands)
      Deferred tax assets:
        Inventory............................................. $   126  $   163
        Accruals and other liabilities........................     236      271
        Alternative Minimum Tax credit........................     398      398
        Net operating loss carryforwards......................   9,106    8,639
                                                               -------  -------
                                                                 9,866    9,471
        Valuation allowance...................................  (9,085)  (8,604)
                                                               -------  -------
                                                                   781      867
                                                               -------  -------
      Deferred tax liabilities:
        Property, plant and equipment.........................     781      867
                                                               -------  -------
                                                                   781      867
                                                               -------  -------
          Net deferred tax liabilities........................ $   --   $   --
                                                               =======  =======

                     JG INDUSTRIES, INC. AND SUBSIDIARIES

8. Lease Commitments

  The following table presents the future minimum lease commitments for all operating leases that have initial or remaining noncancelable terms in excess of one year. The leases expire in fiscal 2000 to 2008 and have various renewal options.

                              Fiscal Year                       Operating Leases
                              -----------                       ----------------
                                                                 (in thousands)
          2000.................................................     $ 1,840
          2001.................................................       1,806
          2002.................................................       1,725
          2003.................................................       1,741
          2004.................................................       1,390
          Thereafter...........................................       2,217
                                                                    -------
            Total minimum lease payments.......................     $10,719
                                                                    =======

  Certain store leases contain contingent rental provisions based on retail sales. Rent expense, net of insignificant sublease income, for fiscal years 1999, 1998 and 1997 was $1,894,000, $1,873,000 and $1,962,000, respectively, including contingent rentals of $223,000, $228,000 and $209,000, respectively. Straight-line rent obligations of $605,000 and $694,000 are included in other long-term liabilities at January 30, 1999 and January 31, 1998, respectively.

9. Sale of Assets and Store Closings

  During fiscal 1999, the Company closed one of its underperforming Goldblatt's store locations in Chicago and recorded a store closing provision of $400,000. During fiscal 1997, the Company sold three stores and recorded a gain of $908,000. The gain was offset in part by a loss of $864,000 resulting from a store closing that year. The furniture, fixtures and computer equipment from the five closed stores (with net book values of approximately $331,000 and $382,000 as of January 30, 1999 and January 31, 1998, respectively) were retained and placed into storage. During fiscal 1999 and 1998, furniture, fixtures and computer equipment with a net book value of approximately $25,000 and $56,000, respectively, were transferred to existing Goldblatt's stores for replacement needs. Goldblatt's expects to utilize a large portion of the remaining furniture and fixtures in storage in fiscal 2000 for both major and minor remodeling projects to be undertaken at its existing store locations.

10. Pension, Profit-Sharing and Employee Benefit Plans

  The Company has a defined contribution plan which substantially all non-union employees may join after completing one year and 1,000 hours of service. Annually, the Company contributes a discretionary amount determined by the Board of Directors and participants may voluntarily contribute varying percentages of their compensation.

  Approximately $120,000, $117,000 and $134,000 of expenses relating to these plans are included in the consolidated statements of operations in fiscal 1999, 1998 and 1997, respectively. All plans are qualified under provisions of the Internal Revenue Code.

                     JG INDUSTRIES, INC. AND SUBSIDIARIES

11. Stock Option Plan

  Effective fiscal 1997, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation". As provided by SFAS No. 123, the Company has elected to continue to account for its stock-based compensation programs according to the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees".

  The Company currently has stock options granted under two stock option plans. Under the 1983 Stock Option and Stock Appreciation Rights Plan ("1983 Plan"), 100,000 shares are authorized and 7,833 shares are outstanding as of January 30, 1999. Under the 1988 Stock Option Plan ("1988 Plan"), 306,667 shares are authorized and 154,334 shares are outstanding as of January 30, 1999. All options vest immediately once granted. All options are exercisable for a 10-year period beginning on the date of the grant. The weighted-average remaining contractual life of options outstanding at January 30, 1999 is approximately 7 years.

  Information for the fiscal years ended January 25, 1997, January 31, 1998 and January 30, 1999 with respect to options under the Company's 1983 and 1988 Plans is as follows:

                                                                Weighted-Average
                                       Number of Exercise Price  Exercise Price
                                        Shares     Per Share       Per Share
                                       --------- -------------- ----------------
   Shares under Option:
     January 27, 1996.................   49,500  $1.50 to $4.88      $2.75
       Granted........................   58,000       1.38            1.38
       Expired/Canceled...............  (18,333)      4.88            4.88
                                        -------
     January 25, 1997.................   89,167    1.38 to 1.50       1.42
       Granted........................   85,000       1.50            1.50
       Expired/Canceled...............   (3,000)      1.50            1.50
                                        -------
     January 31, 1998.................  171,167    1.38 to 1.50       1.46
       Expired/Canceled...............   (9,000)      1.50            1.50
                                        -------
     January 30, 1999.................  162,167    1.38 to 1.50       1.46
                                        =======

  No compensation expense has been recognized by the Company as all options were granted at the market price of the stock on the day of the grants. Had compensation expense for the Company's stock based compensation plans been determined based on the fair market value at the grant dates consistent with the method of SFAS 123, the Company's pro forma net loss and net loss per basic and diluted share would have been approximately $2,644,000 and $2.62, and $2,200,000 and $1.20 for fiscal 1998 and 1997, respectively. No options were granted during fiscal 1999.

  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for fiscal 1998 and 1997. Adjustments for forfeitures are made as they occur.

                                                                   1998   1997
                                                                   -----  -----
        Risk free interest rate...................................  6.26%  6.16%
        Expected dividend yield...................................  0.00%  0.00%
        Expected volatility factor................................ 86.32  94.24
        Expected option term (years)..............................     3      3

  The weighted-average fair value per option at the date of grant for options granted in fiscal 1998 and 1997 was $.88 and $.86, respectively.

                     JG INDUSTRIES, INC. AND SUBSIDIARIES

12. Fourth Quarter Adjustments

  Results of continuing operations in the fourth quarter of fiscal 1999, 1998 and 1997 were increased by year-end adjustments of approximately $44,000, $66,000 and $170,000, respectively, which related primarily to adjustments to inventory and certain miscellaneous accruals.

13. Supplementary Information

  Charges to selling, general and administrative expenses for fiscal 1999, 1998 and 1997 include the following:

                                                            1999   1998   1997
                                                           ------ ------ ------
                                                              (in thousands)
      Advertising costs................................... $1,102 $1,091 $1,252
      Real estate and personal property taxes.............    751    811  1,106

  Advertising costs are expensed when incurred.

14. Related Party Transactions

  The Company purchased a certain annuity contract from a former affiliate to secure consulting payments to the chief executive officer ("Executive"), as required by the Employment Agreement and Consulting Agreement. Pursuant to the Consulting Agreement, the Executive has agreed to provide certain services to the Company for which he (or his estate) will be paid $223,000 per year for ten years. The obligations of the Company, pursuant to the Consulting Agreement, are secured by the annuity contract, pursuant to a Pledge and Security Agreement dated as of January 25, 1991. The total account value of the contract as of January 30, 1999 and January 31, 1998 is $1,522,000 and $1,538,000, respectively, and is included in other assets and designated as "restricted". During fiscal 1999, the Executive commenced providing consulting services and, as a result, the Company entered into a settlement option for a fixed payout schedule on the annuity contract. The current portion of the annuity contract is $223,000 as of January 30, 1999.

  The Company earned interest of $95,000, $86,000 and $118,000 on this annuity contract during fiscal 1999, 1998 and 1997, respectively.

                                  SIGNATURES

  Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          JG Industries, Inc.

Dated: April 29, 1999                     By:      /s/ William Hellman
                                             ----------------------------------
                                                      William Hellman
                                                Chairman and Chief Executive
                                                          Officer

  Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


              Signature                      Title                   Date

Chief Executive Officer:

       /s/ William Hellman           Chairman and Chief        April 29, 1999
-----------------------------------   Executive Officer
          William Hellman

Directors:

       /s/ Sheldon Collen            Director                  April 29, 1999
-----------------------------------
          Sheldon Collen

       /s/ Clarence Farrar           Director, and Chief       April 29, 1999
-----------------------------------   Operating Officer
          Clarence Farrar

      /s/ Lionel Goldblatt           Director                  April 29, 1999
-----------------------------------
         Lionel Goldblatt

       /s/ Sheldon Harris            Director                  April 29, 1999
-----------------------------------
          Sheldon Harris

       /s/ William Hellman           Director                  April 29, 1999
-----------------------------------
          William Hellman

       /s/ Philip Rootberg           Director                  April 29, 1999
-----------------------------------
          Philip Rootberg

    /s/ Wallace W. Schroeder         Director                  April 29, 1999
-----------------------------------
       Wallace W. Schroeder

                               INDEX TO EXHIBITS

 Exhibit
   No.                                 Description
 -------                               -----------
 10.1    Amended and Restated Employment Agreement dated, June 1, 1983, between the Company and William Hellman. (Previously filed as Exhibit 10.1 to the 1984 10-K and is incorporated herein by reference.)
 10.2    First Amendment to Amended and Restated Employment Agreement, dated
         August 8, 1985, between the Company and William Hellman. (Previously filed as Exhibit 10.2 to the 1986 10-K and is incorporated herein by reference.)
 10.3    Guaranty of The Jupiter Corporation, dated as of June 1, 1983 relative to the Amended and Restated Employment Agreement, dated as of June 1,
         1983, by and between the Company and William Hellman. (Previously filed as Exhibit 10.2 to the 1985 10-K and is incorporated herein by reference.)
 10.4    Second Amendment to Amended and Restated Employment Agreement,
         including a Stock Purchase and Sale Agreement, dated July 23, 1986, between the Company and William Hellman. (Previously filed as Exhibit
         10.4 to the Company's July 26, 1986 10-Q and is incorporated herein by reference.)
 10.7    Incentive Stock Option and Non-Statutory Stock Option Agreement.
         (Previously filed as Exhibit 4.2 to the Company's Registration
         Statement on Form S-8, dated September 29, 1984, and is incorporated herein by reference.)
 10.8    1983 Stock Option and Stock Appreciation Rights Plan. (Previously
         filed as Exhibit 10.4 to the 1984 10-K and is incorporated herein by reference.)
 10.9    1988 Stock Option Plan (Previously filed as Exhibit 10.9 to the 1989
         10-K and is incorporated herein by reference.)
 10.10   Third Amendment to Amended and Restated Employment Agreement, dated
         October 3, 1988, between the Company and William Hellman.(Previously filed as Exhibit 10.10 to the 1989 10-K and is incorporated herein by reference.)
 10.11   Fourth Amendment to Amended and Restated Employment Agreement, dated
         March 28, 1989, between the Company and William Hellman. (Previously filed as Exhibit 10.11 to the 1989 10-K and is incorporated herein by reference.)
 10.14   Fifth Amendment to Amended and Restated Employment Agreement, dated
         January 25, 1991 between the Company and William Hellman. (Previously filed as Exhibit 10.14 to the 1991 10-K and is incorporated herein by reference.)
 10.17   Sixth Amendment to Amended and Restated Employment Agreement, dated
         April 27, 1992, between the Company and William Hellman. (Previously filed as Exhibit 10.17 to the April 25, 1992 10-Q and is incorporated herein by reference.)
 10.19   Eighth Amendment to Amended and Restated Employment Agreement, dated
         May 26, 1994, between the Company and William Hellman. (Previously filed as Exhibit 10.19 to the April 30, 1994 10-Q and is incorporated herein by reference.)
 10.21   Ninth Amendment to Amended and Restated Employment Agreement, dated
         June 12, 1995, between the Company, Goldblatt's Department Stores,
         Inc. and William Hellman. (Previously filed as Exhibit 10.21 to the
         July 28, 1995 Form 10-Q and is incorporated herein by reference.)
 10.22   Stock Purchase Agreement, dated December 13, 1996, by and among
         Jupiter Industries, Inc. and the Registrant. (Incorporated by
         reference from the Registrant's definitive proxy statement filed with the Securities and Exchange Commission on November 22, 1996.)
 10.24   Thirteenth Amendment to Amended and Restated Employment Agreement,
         dated February 1, 1997, between the Company, Goldblatt's Department
         Stores, Inc. and William Hellman. (Previously filed as Exhibit 10.24 to the January 25, 1997 Form 10-K and is incorporated herein by reference.)

 Exhibit
   No.                                 Description
 -------                               -----------
 10.25   Employment Agreement, dated February 1, 1997, between the Company and
         Clarence Farrar. (Previously filed as Exhibit 10.25 to the January 25,
         1997 Form 10-K and is incorporated herein by reference.)
 10.26   Employment Agreement, dated February 1, 1997, between Goldblatt's
         Department Stores, Inc. and Lionel Goldblatt. (Previously filed as
         Exhibit 10.26 to the January 25, 1997 Form 10-K and is incorporated herein by reference.)
 10.27   Fourteenth Amendment to Amended and Restated Employment Agreement,
         dated August 31, 1997, between the Company, Goldblatt's Department
         Stores, Inc. and William Hellman. (Previously filed as Exhibit 10.27 to the January 31, 1998 Form 10-K and is incorporated herein by reference.)
 10.28   Fifteenth Amendment to Amended and Restated Employment Agreement,
         dated November 12, 1998, between the Company, Goldblatt's Department
         Stores, Inc. and William Hellman.
 21      List of Subsidiaries.
 27      Financial Data Schedule.

                                                                         Annex C

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 10-Q


                [X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR
                 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


   For the quarterly period ended            October 30, 1999
                                  --------------------------------------

                                      OR

                [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR
                 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from __________________ to ___________________

Commission File number                   1-258
                       -------------------------------------------------

                             JG INDUSTRIES, INC.
------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

           ILLINOIS                                   36-1141010
-----------------------------------          ---------------------------
   (State or other jurisdiction of                 (I.R.S. Employer
   incorporation or organization)                 Identification No.)

    5630 WEST BELMONT AVENUE                      CHICAGO, IL  60634
------------------------------------------------------------------------
                   (Address of principal executive offices)
                                  (Zip Code)

                               (773) 481-5410
------------------------------------------------------------------------
             (Registrant's telephone number, including area code)


________________________________________________________________________
                (Former name, former address and former fiscal
                      year, if changed since last report)


     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirement for the past 90 days.
Yes X  No__
   ---

Common Stock outstanding as of October 30, 1999 - 1,061,654 shares
------------------------------------------------------------------

                        PART I - FINANCIAL INFORMATION
                        ------------------------------

                         ITEM 1. FINANCIAL STATEMENTS


Company or group of companies for which report is filed:

                JG INDUSTRIES, INC. AND SUBSIDIARIES (Company)
                ----------------------------------------------


In the opinion of management, all adjustments necessary to fairly present the condensed consolidated financial position of the Company as of October 30, 1999, January 30, 1999, and October 31, 1998 and the results of its operations and its cash flows for the thirteen and thirty-nine week periods ended October 30, 1999 (fiscal 2000) and October 31, 1998 (fiscal 1999) have been included. These adjustments consist solely of normal recurring accruals. The results of operations for such interim periods are not necessarily indicative of results for the full year.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the consolidated financial statements and notes thereto in the Company's latest Annual Report on Form 10-K.

                      JG INDUSTRIES, INC AND SUBSIDIARIES
                      -----------------------------------
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                     -------------------------------------
                       (in thousands, except share data)
                                  (unaudited)

                                                     October 30      January 30,     October 31
                                                       1999             1999            1998
                                                    -----------     ------------    -----------
ASSETS

Current Assets:
   Cash and cash equivalents                          $       7        $     212      $     213
   Receivables, net                                         538              198            697
   Merchandise inventories                                9,486            5,724          9,221
   Other current assets - restricted $223,
     $223 and $0, respectively                              343              256            110
                                                      ---------        ---------      ---------
     Total current assets                                10,374            6,390         10,241
                                                      ---------        ---------      ---------
Land, buildings and
   equipment, at cost                                    13,263           13,750         14,538
Less accumulated depreciation
   and amortization                                       9,397            9,535         10,115
                                                      ---------        ---------      ---------
                                                          3,866            4,215          4,423
                                                      ---------        ---------      ---------
Leasehold rights, net                                        22               25             26
Other assets - restricted $1,214,
   $1,299 and $1,549, respectively                        1,421            1,504          1,739
                                                      ---------        ---------      ---------
                                                      $  15,683        $  12,134      $  16,429
                                                      =========        =========      =========

LIABILITIES, COMMON STOCK AND
   OTHER SHAREHOLDERS' EQUITY

Current Liabilities:
   Short-term borrowings                              $   2,366        $       5      $   1,600
   Current portion of long-term debt
     and capitalized lease obligations                       42              530            611
   Accounts payable                                       6,831            3,084          5,323
   Accrued liabilities                                    1,720            2,210          2,176
   Accrued dividends                                          7                7              7
                                                      ---------        ---------      ---------
     Total current liabilities                           10,966            5,836          9,717
                                                      ---------        ---------      ---------
Long-term debt and capitalized lease
   obligations, less current portion                        732              745          1,914
Other long-term liabilities                                 539              605            693
Minority interest                                         1,523            1,457          1,432

Common stock and other shareholders' equity
   Common shares; no par value; authorized
     10,000,000 shares; issued 2,406,770,
     2,405,770 and 2,405,770 shares, respectively        11,246           11,246         11,246
   Paid-in Capital                                        5,939            5,939          5,939
   Convertible preferred stock; no par
     value; authorized and issued 1,500 shares            1,500            1,500          1,500
   Accumulated deficit                                  (13,149)         (11,581)       (12,399)
   Treasury shares - 1,345,116, 1,345,100 and
     1,345,100 shares at cost, respectively              (3,613)          (3,613)        (3,613)
                                                      ---------        ---------      ---------
                                                          1,923            3,491          2,673
                                                      ---------        ---------      ---------
                                                      $  15,683        $  12,134      $  16,429
                                                      =========        =========      =========

             The accompanying notes are an integral part of these
                 condensed consolidated financial statements.

                     JG INDUSTRIES, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
   FOR THE THIRTEEN AND THIRTY-NINE WEEK PERIODS ENDED OCTOBER 30, 1999 AND
                               OCTOBER 31, 1998
                       (in thousands, except share data)
                                  (unaudited)

                                                            13 Weeks Ended                    39 Weeks Ended
                                                      ----------------------------     -----------------------------
                                                       October 30      October 31       October 30       October 31
                                                          1999            1998             1999             1998
                                                      ------------    ------------     ------------     ------------
Net sales                                              $   12,402      $   13,725       $   36,042       $   38,145

Cost of sales                                               7,985           8,919           23,731           25,372
                                                       ----------      ----------       ----------       ----------
   Gross profit                                             4,417           4,806           12,311           12,773

Selling, general and
  administrative expenses                                   4,431           4,828           13,354           14,172
                                                       ----------      ----------       ----------       ----------
   Operating loss from continuing operations                  (14)            (22)          (1,043)          (1,399)

Interest (expense) income, net                                (47)             25             (110)             (52)

Gain on sale of assets                                                                           3

Provision for store closing                                  (222)           (380)            (222)            (380)

Minority interest in net income
  of subsidiary                                               (23)            (27)             (66)             (74)
                                                       ----------      ----------       ----------       ----------
   Loss from operations before
     income tax provision                                    (306)           (404)          (1,438)          (1,905)

Income tax provision                                          (10)             (9)             (29)             (29)
                                                       ----------      ----------       ----------       ----------
   Loss before extraordinary gain                            (316)           (413)          (1,467)          (1,934)

Extraordinary item:
   Gain on debt restructuring,
      net of related expenses                                                                                   124
                                                       ----------      ----------       ----------       ----------
   Net loss                                            $     (316)     $     (413)      $   (1,467)      $   (1,810)
                                                       ==========      ==========       ==========       ==========

Net loss applicable to common
   shareholders                                        $     (350)     $     (447)      $   (1,568)      $   (1,911)
                                                       ==========      ==========       ==========       ==========

Basic and diluted earnings
   per common share:

Loss before extraordinary gain                         $    (0.33)     $    (0.42)      $    (1.48)      $    (1.92)

Extraordinary gain                                                                                             0.12
                                                       ----------      ----------       ----------       ----------
Net loss per common share                              $    (0.33)     $    (0.42)      $    (1.48)      $    (1.80)
                                                       ==========      ==========       ==========       ==========
Weighted average number of common
  shares outstanding                                    1,061,221       1,060,670        1,060,853        1,060,670
                                                       ==========      ==========       ==========       ==========

             The accompanying notes are an integral part of these
                 condensed consolidated financial statements.

                     JG INDUSTRIES, INC. AND SUBSIDIARIES

    CONSOLIDATED STATEMENTS OF COMMON STOCK AND OTHER SHAREHOLDERS' EQUITY

                  for the fiscal year ended January 30, 1999
            and the thirty-nine week period ended October 30, 1999

                                (in thousands)
                                  (unaudited)

                        ------------------------------

                                                                                                                Total Common
                                                                                                              Stock and Other
                                    Common       Paid-In        Preferred     Accumulated       Treasury        Shareholders'
                                    Shares       Capital          Stock         Deficit          Shares            Equity
                                  ---------    -----------    ------------   -------------     -----------    -----------------
Balances, January 31, 1998         $11,246      $  5,939       $  1,500      $  (10,488)       $  (3,613)        $   4,584

Net loss, fiscal 1999                                                              (958)                              (958)

Dividends accrued on
 convertible preferred stock                                                       (135)                              (135)
                                  --------     ---------      ---------     -----------       ----------        ----------
Balances, January 30, 1999          11,246         5,939          1,500         (11,581)          (3,613)            3,491

Net loss, thirty-nine week
 period ended October 30, 1999                                                   (1,467)                            (1,467)

Dividends accrued on
 convertible preferred stock                                                       (101)                              (101)
                                  --------     ---------      ---------     -----------       ----------        ----------
Balances, October 30, 1999         $11,246      $  5,939       $  1,500      $  (13,149)       $  (3,613)        $   1,923
                                  ========     =========      =========     ===========       ==========        ==========

                  The accompanying notes are an integral part
             of these condensed consolidated financial statements.

                     JG INDUSTRIES, INC. AND SUBSIDIARIES
                     ------------------------------------
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                -----------------------------------------------
 FOR THE THIRTY-NINE WEEK PERIODS ENDED OCTOBER 30, 1999 AND OCTOBER 31, 1998
 ----------------------------------------------------------------------------
                                (in thousands)
                                --------------
                                  (unaudited)
                                  -----------

                                                                           39 Weeks Ended
                                                                     ---------------------------
                                                                      October 30     October 31
                                                                         1999           1998
                                                                     ------------   ------------
Cash flows from operating activities:
     Net loss                                                          $   (1,467)    $   (1,810)
     Adjustments to reconcile net loss to net cash
       used in operating activities:
          Depreciation and amortization                                       623            703
          Minority interest                                                    66             74
          Gain on sale of assets, net                                          (3)
          Provision for store closing                                         222            380
     Changes in assets and liabilities:
          Accounts receivable                                                (340)          (416)
          Merchandise inventories                                          (3,860)        (3,054)
          Other assets (current)                                              (87)           194
          Other assets (noncurrent)                                            82             (3)
          Accounts payable and accrued liabilities                          3,196          2,512
          Other liabilities (noncurrent)                                      (66)          (132)
                                                                       ----------     ----------

          Net cash used in operating activities                            (1,634)        (1,552)
                                                                       ----------     ----------

Cash flows from investing activities:
     Capital expenditures                                                    (302)          (343)
     Proceeds from sale of assets                                               3
                                                                       ----------     ----------

          Net cash used in investing activities                              (299)          (343)
                                                                       ----------     ----------

Cash flows from financing activities:
     Net borrowings under line of credit                                    2,361          1,600
     Redemption of promissory note to Jupiter                                (500)
     Principal payments of long-term debt
        and capital lease obligations                                         (32)           (21)
     Dividends paid on convertible preferred stock                           (101)          (101)
                                                                       ----------     ----------

          Net cash provided by financing activities                         1,728          1,478
                                                                       ----------     ----------

Net decrease in cash and cash equivalents                                    (205)          (417)

Cash and cash equivalents at beginning of year                                212            630
                                                                       ----------     ----------

Cash and cash equivalents at end of thirty-nine week period            $        7     $      213
                                                                       ==========     ==========

             The accompanying notes are an integral part of these
                 condensed consolidated financial statements.

                     JG INDUSTRIES, INC. AND SUBSIDIARIES
                     ------------------------------------

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             ----------------------------------------------------
                                  (UNAUDITED)
                                  -----------

1) Merchandise inventories are stated at the lower of cost or market. Cost is determined on the last-in, first-out ("LIFO") basis for approximately 88%, 85% and 88% of the inventory as of October 30, 1999, January 30, 1999 and October 31, 1998, respectively, using the retail method. The remaining inventory is valued on the first-in, first-out ("FIFO") basis using the retail method. If the FIFO method had been used to value all inventories, cost would have been $524,000, $479,000 and $542,000 higher at October 30, 1999, January 30, 1999 and October 31, 1998, respectively.

2) Receivables are presented net of allowances for doubtful accounts of approximately $16,000 at October 30, 1999 and January 30, 1999, and $17,000 at October 31, 1998.

3) Leasehold rights are shown net of accumulated amortization of $28,000 at October 30, 1999, $25,000 at January 30, 1999 and $24,000 at October 31,
     1998.

4) The Company entered into a capital lease for computer equipment during fiscal year 2000. Future minimum lease payments at October 30, 1999 for the following fiscal years are as follows:

          Fiscal Year                                          Amount
          -----------                                          ------
          2000                                               $  2,969
          2001                                                 11,874
          2002                                                 11,877
                                                             --------
          Total minimum lease payments                         26,720
          Less amount representing interest                     2,547
                                                             --------
                                                               24,173
          Less current portion of capital lease
             obligation                                        10,159
                                                             --------
          Long-term capital lease obligations                $ 14,014
                                                             --------

     The accumulated depreciation on the capital lease was approximately $3,000 as of October 30, 1999.

5) On January 29, 1999, the Company and Jupiter Industries, Inc. ("Jupiter") entered into a Cancellation Agreement whereby the $1,745,898 amended and restated promissory note was canceled in return for a lump-sum payment of $500,000 as full settlement of the outstanding debt obligation. During the first quarter of fiscal 2000, the Company made the $500,000 lump-sum payment to Jupiter. As a result of the negotiated settlement, the $500,000 obligation was reported as a current liability as of January 30, 1999.

                     JG INDUSTRIES, INC. AND SUBSIDIARIES
                     ------------------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------
                                  (UNAUDITED)
                                  -----------

6) Effective January 28, 1999, Goldblatt's entered into a new Loan and Security Agreement with a national financial institution. The new agreement provides a revolving line of credit of up to $3,000,000 through January, 2001 based on availability of a borrowing base equal to 50% of merchandise inventory, computed on a FIFO basis. The line is collateralized by Goldblatt's inventory and cash and cash equivalents. The line of credit agreement requires that Goldblatt's maintain a FIFO inventory cost of at least $5,500,000. Additionally, the Company is required to pay down the outstanding line of credit with any available cash on a daily basis. The line is guaranteed by the Company. As of October 30, 1999, there was approximately $2,366,000 in outstanding borrowings on the line and, as of that date, approximately $634,000 was available on the line of credit.

7) On July 13, 1999, the Company's shareholders approved the authorization for issuance of 2,000 shares of Series C Preferred Stock, no par value per share (the "Series C Preferred Stock"). The Liquidation Value of the Series C Preferred Stock is initially set at $1,000 per share. Dividends upon each Series C Preferred Share will accrue daily at a rate equal to 9% per annum. Dividends will accumulate until paid, and will be paid when and as declared by the Board of Directors.

     The holders of Series C Preferred Stock will not be entitled to vote on any matters submitted to the vote of the Company's shareholders. Shares of the Company's Common Stock are subordinated to the Series C Preferred Stock. The Series C Preferred Stock will rank equally with the Series B Convertible Preferred Stock, no par value per share, with respect to priority of payment of dividends and Liquidation Value.

     As of October 30, 1999, no shares of the Series C Preferred Stock had been issued.

8) On August 24, 1999, the Company canceled substantially all of the outstanding stock options previously granted under prior stock option plans, and then granted a comparable number of new stock options under the 1999 Amendment and Restatement of the 1988 Stock Option Plan. No compensation expense was recognized at the date of grant by the Company as all options were granted at the market price of the stock on the date of the grant. However, these options will be subject to a variable plan treatment once the FASB Interpretation of Opinion 25, "Accounting for Certain Transactions Involving Stock Compensation" becomes effective. Under this proposed interpretation, the Company will measure compensation expense at each reporting date. The effects of applying this proposed interpretation would be recognized on a prospective basis from the effective date, and currently cannot be estimated.

                     JG INDUSTRIES, INC. AND SUBSIDIARIES
                     ------------------------------------

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
             ----------------------------------------------------
                                  (UNAUDITED)
                                  -----------

9) On November 1, 1999, the Company closed one of its underperforming Goldblatt's store locations in the Chicagoland area. All store merchandise was purchased by a professional liquidator, who has been contracted to liquidate the merchandise over a ten-week time frame in the present location. As a result of this store closing, the Company has recorded store closing costs of approximately $222,000, which are comprised of a write-down of merchandise of approximately $98,000, a write-off of the furniture and fixtures of approximately $62,000 and a store closing provision of approximately $62,000. The store closing provision includes fixed operating expenses for rent and insurance costs during the liquidation time period. The lease for this store expires on January 31, 2000 and the store location will be vacated by this time; thus, there will be no additional financial obligations to the landlord beyond the current fiscal year-end.

10) For the third quarters of fiscal 2000 and 1999, basic and diluted per share calculations are computed based on the weighted average number of common shares outstanding of 1,061,221 and 1,060,670, respectively. For the first 39-week periods of fiscal 2000 and 1999, basic and diluted per share calculations are computed based on the weighted average number of common shares outstanding of 1,060,853 and 1,060,670, respectively. Incremental shares from assumed conversions of preferred stock and stock options of 700,253 and 666,667 in the third quarters of fiscal 2000 and 1999, respectively, and 677,862 and 666,667 for the first 39-week periods of fiscal 2000 and 1999, respectively, are not included as they would be anti-dilutive. Options to purchase 6,167 and 162,167 shares of common stock were outstanding at October 30, 1999 and October 31, 1998, respectively, but were not included in the computation of diluted earnings per share since the options' exercise prices were greater than the average market price of the common shares, and they would also be anti-dilutive.

     Loss per share applicable to common shares is computed after recognition of the dividend requirements on the convertible preferred stock of $101,000 in fiscal 2000 and in fiscal 1999.

                     JG INDUSTRIES, INC. AND SUBSIDIARIES
                     ------------------------------------

                ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                -----------------------------------------------
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                 ---------------------------------------------

                       LIQUIDITY AND CAPITAL RESOURCES
                       -------------------------------

Cash and cash equivalents decreased by $205,000 during the nine months ended October 30, 1999, which included approximately $1,634,000 of net cash used in operating activities. Accounts receivable increased by $340,000 due primarily to a normal seasonal increase in layaway receivables during the fall shopping season. In addition, merchandise inventory levels increased by approximately $3,860,000 as the Company stocked up for the very busy holiday shopping season. Accordingly, Goldblatt's trade accounts payable increased by $3,759,000 to coincide with the increased inventory levels.

Goldblatt's spent approximately $302,000 on capital expenditures during the first nine months of fiscal 2000. These expenditures were for normal capital maintenance as well as certain upgrades to existing equipment related to Year 2000 compliance. Capital expenditures for the remainder of fiscal 2000 will focus on a minimal amount of leasehold improvement renovations and additional computer equipment pertaining to Year 2000 compliance.

Effective January 28, 1999, Goldblatt's executed a new Loan and Security Agreement with a national financial institution. The new agreement provides a revolving line of credit of up to $3,000,000 through January, 2001 based on availability of a borrowing base equal to 50% of merchandise inventory, computed on a FIFO basis. The line is collateralized by Goldblatt's inventory and cash and cash equivalents. The line of credit agreement requires that Goldblatt's maintain a FIFO inventory cost of at least $5,500,000. Additionally, the Company is required to pay down the outstanding line of credit with any available cash on a daily basis. The line is guaranteed by the Company. As of October 30, 1999, there was approximately $2,366,000 in outstanding borrowings on the line and, as of that date, $634,000 was available on the line of credit.

On January 29, 1999, the Company and Jupiter entered into a Cancellation Agreement whereby the $1,745,898 amended and restated promissory note was canceled in return for a lump-sum payment of $500,000 as full settlement of the outstanding debt obligation. During the first quarter of fiscal 2000, the Company made the $500,000 lump-sum payment to Jupiter.

On November 1, 1999, the Company closed one of its underperforming Goldblatt's store locations in the Chicagoland area. All store merchandise was purchased by a professional liquidator, who has been contracted to liquidate the remaining inventory over a ten-week time frame in the present location. As a result of this store closing, the Company has recorded store closing costs of approximately $222,000. This includes a write-down of merchandise of approximately $98,000, a write-off of the furniture and fixtures of approximately $62,000 and fixed operating expenses of approximately $62,000. As a result of this store closing, the Company anticipates generating cash proceeds of approximately $503,000 from the sale of the inventory. Net cash proceeds of approximately $441,000 are expected after consideration of the $62,000 in fixed operating expenses. The lease for this store expires on January 31, 2000 and the store location will be vacated by this time; thus, there will be no additional financial obligations to the landlord beyond the current fiscal year-end.

The Company believes that Goldblatt's working capital and line of credit, in addition to the cash infusion generated from the sale of the closed store's inventory, will be adequate to fund current operations and service the Company's debt through fiscal 2000.

                     JG INDUSTRIES, INC. AND SUBSIDIARIES
                     ------------------------------------

                ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                -----------------------------------------------
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                 ---------------------------------------------

                               YEAR 2000 ISSUE
                               ---------------

The Year 2000 issue concerns the inability of information systems to properly recognize and process date-sensitive information beyond January 1, 2000. Many of our systems and related software are Year 2000 compliant. However, systems critical to our business which have been identified as non-Year 2000 compliant are either being replaced or corrected through programming modifications. The Company is utilizing both internal personnel and outside vendors to identify the Year 2000 noncompliance problems, modify code as necessary and test the modifications.

The Company has focused its efforts on maintaining the data integrity of the existing financial reporting programs and the current store-level operating systems. The Company utilizes an IBM AS400 mainframe system operating with JDA software. The Company has already finished testing on the financial reporting applications of the AS400 system. Based upon a thorough review of the programming code by an outside vendor, the AS400 program is undergoing minor levels of modification to become Year 2000 compliant. An upgrade to the AS400 system has been completed and financed through working capital with minimal cost.

Testing of the store-level operating and cash register systems has been completed. It was determined that no Year 2000 compliance issues threaten the stores' ability to process transactions. Credit card authorization software upgrades have been performed by our credit card processing company. Although we are confident about our ability to operate on January 1, 2000, we have developed a set of contingency procedures to utilize in the event that forces outside our control impact our normal operations. Some programming modifications and new equipment upgrades have been completed and financed through working capital with minimal cost.

The Company is monitoring the progress of its primary suppliers and vendors regarding their Year 2000 compliance. In general, they have developed plans to address the Year 2000 issues. The Company is also reviewing its own non-information technology systems to determine the extent of any changes that may be necessary, and believes that there will be minimal changes necessary for compliance.

The Company anticipates total spending of approximately $150,000 through fiscal year 2000 on the Year 2000 issue. The Company has already spent approximately $100,000 through October 30, 1999. Maintenance or modification costs are being expensed as incurred, while the replacement of certain systems are being capitalized. The Company does not expect the costs relating to Year 2000 remediation to have a material effect on its results of operations or financial condition.

The Company's financial condition or liquidity could be adversely effected by business disruption and operational problems if needed modifications to the financial reporting programs and store-level operating systems are not completed on a timely basis. Although not anticipated, the worst-case scenario of failure by the Company or its business partners to resolve the Year 2000 issue would be a short-term slowdown in processing credit card transactions. Also, we anticipate limited disruption in our purchasing function as our internal purchasing procedures are manually intensive.

                     JG INDUSTRIES, INC. AND SUBSIDIARIES
                     ------------------------------------

                ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                -----------------------------------------------
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                 ---------------------------------------------

                          YEAR 2000 ISSUE - CONTINUED
                          ---------------------------

While we continue to focus on solutions for the Year 2000 issues, and expect to be Year 2000 compliant in a timely manner, we have developed a contingency plan. As a contingency to ensure uninterrupted processing of accounts payable and financial reporting applications, the Company has retained the older AS400 mainframe system to operate in tandem during the first fiscal period of operation in the new calendar year.


                             RESULTS OF OPERATIONS
                             ---------------------

Thirteen Weeks Ended October 30, 1999 (fiscal 2000) vs.
-------------------------------------------------------
Thirteen Weeks Ended October 31, 1998 (fiscal 1999)
---------------------------------------------------

The loss from operations before extraordinary gain decreased by approximately $97,000 as compared to the third quarter of fiscal 1999.

Net sales for the quarter were $12,402,000 as compared to last year's comparable store sales of $12,743,000. Unseasonably mild weather experienced at the onset of the fall put a temporary setback on the sales of fall and winter clothing during the early fall shopping season. Since then, sales have rebounded well and for the month of November, the Company's sales increased by approximately 3.2% over last year on a comparable store basis.

Despite the reduced sales volume, the Company's gross profit percentage improved to 35.6% of sales from 35.0% of sales in the third quarter of fiscal 1999. This improvement is attributable to more opportunistic purchasing complemented by tighter controls on markdowns.

Selling, general and administrative ("SG&A") expenses decreased by $397,000 for the quarter as compared to the previous year. Savings in store-level operating expenses were attained this quarter in part from operating one less store location versus last year. Reductions in outside service-related expenses, health insurance and corporate overhead expenditures were also experienced this quarter as compared to the third quarter of fiscal 1999. SG&A expenses were 35.7% of sales versus 35.2% of sales during the same period last year.

On November 1, 1999, the Company closed one of its underperforming Goldblatt's store locations in the Chicagoland area. All store merchandise was purchased by a professional liquidator, who has been contracted to liquidate the merchandise over a ten-week time frame in the present location. As a result of this store closing, the Company has recorded store closing costs of approximately $222,000, which are comprised of a write-down of merchandise of approximately $98,000, a write-off of the furniture and fixtures of approximately $62,000 and a store closing provision of approximately $62,000. The store closing provision includes fixed operating expenses for rent and insurance costs during the liquidation time period. The lease for this store expires on January 31, 2000 and the store location will be vacated by this time; thus, there will be no additional financial obligations to the landlord beyond the current fiscal year-end.

                     JG INDUSTRIES, INC. AND SUBSIDIARIES
                     ------------------------------------

                ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                -----------------------------------------------
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                 ---------------------------------------------

                             RESULTS OF OPERATIONS
                             ---------------------

Thirty-nine Weeks Ended October 30, 1999 (fiscal 2000) vs.
----------------------------------------------------------
Thirty-nine Weeks Ended October 31, 1998 (fiscal 1999)
------------------------------------------------------

The net loss for the first 39 weeks of fiscal 2000 decreased approximately $343,000 as compared to the first 39 weeks of fiscal 1999. Last year's net loss is inclusive of a $124,000 extraordinary gain on debt restructuring. Consequently, the Company's loss from operations before extraordinary gain has improved by $467,000 so far this year as compared to the first 39 weeks of last year.

Net sales for the nine month period were $36,042,000 versus comparable store sales of $35,287,000 for the same period last year. Additional promotional efforts made during the Easter selling season spurred a positive sales trend attained during the spring season. Unseasonably mild weather experienced during the early fall season slightly tempered the sales increase, but through nine months, year-to-date comparable store sales have increased by 2.1% over the previous year.

The Company's gross profit percentage increased to 34.2% of sales from 33.5% of sales for the same period last year. This improvement is attributable to more opportunistic purchasing along with less markdowns and a reduced level of inventory shrinkage.

SG&A expenses decreased by $818,000 for the nine month period as compared to fiscal 1999. Savings in store-level operating expenses were achieved this year from operating one less store location versus last year. Reductions in supplies, utilities, outside service-related expenses, corporate overhead expenditures and, particularly, health insurance have also been experienced so far this year. As a result, SG&A expenses have improved to 37.1% of sales versus 37.2% of sales for the comparable nine month period last year.

On November 1, 1999, the Company closed one of its underperforming Goldblatt's store locations in the Chicagoland area. All store merchandise was purchased by a professional liquidator, who has been contracted to liquidate the merchandise over a ten-week time frame in the present location. As a result of this store closing, the Company has recorded store closing costs of approximately $222,000, which are comprised of a write-down of merchandise of approximately $98,000, a write-off of the furniture and fixtures of approximately $62,000 and a store closing provision of approximately $62,000. The store closing provision includes fixed operating expenses for rent and insurance costs during the liquidation time period. The lease for this store expires on January 31, 2000 and the store location will be vacated by this time; thus, there will be no additional financial obligations to the landlord beyond the current fiscal year-end.

                     JG INDUSTRIES, INC. AND SUBSIDIARIES
                     ------------------------------------

                ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                -----------------------------------------------
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                 ---------------------------------------------

                         FORWARD - LOOKING STATEMENTS
                         ----------------------------

Except for historical information, the matters discussed or incorporated by reference in this report are forward-looking statements that involve risks and uncertainties that may affect the Company's actual results and cause results to differ materially from such forward-looking statements. Such risks and uncertainties include, but are not limited to, economic conditions, seasonality of the Company's business, relationships with suppliers and financial institutions, computer system enhancements to enable Year 2000 compliance, ability to attract and retain key personnel, competition, regulation and other factors indicated from time to time in the Company's filings with the Securities and Exchange Commission.


PART II - OTHER INFORMATION
---------------------------

Item 6 - Exhibits and Reports on Form 8-K

 (a)   Exhibits

         Exhibit 27 - Financial Data Schedule

 (b)   Reports on Form 8-K - None




                                  SIGNATURES
                                  ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under-signed thereunto fully authorized.


                                            JG INDUSTRIES, INC.
                                            -------------------
                                                (Registrant)



Date:  December 14, 1999                    /s/ Clarence Farrar
       -----------------                    -------------------
                                            CLARENCE FARRAR
                                            President



                                            /s/ Clifford Gutmann
                                            --------------------
                                            CLIFFORD GUTMANN
                                            Chief Financial Officer

                                                                         Annex D

(S) 805 ILCS 5/11.70.  Procedure to Dissent

     Sec. 11. 70. Procedure to Dissent. (a) If the corporate action giving rise to the right to dissent is to be approved at a meeting of shareholders, the notice of meeting shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to the meeting, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to vote on the transaction and to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenters' rights only if the shareholder delivers to the corporation before the vote is taken a written demand for payment for his or her shares if the proposed action is consummated, and the shareholder does not vote in favor of the proposed action.

     (b) If the corporate action giving rise to the right to dissent is not to be approved at a meeting of shareholders, the notice to shareholders describing the action taken under Section 11.30 or Section 7.10 [805 ILCS 5/11.30 or 805 ILCS 5/7. 10] shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to or concurrently with the notice, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenter's rights only if he or she delivers to the corporation within 30 days from the date of mailing the notice a written demand for payment for his or her shares.

     (c) Within 10 days after the date on which the corporate action giving rise to the right to dissent is effective or 30 days after the shareholder delivers to the corporation the written demand for payment, whichever is later, the corporation shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the corporation as to the estimated fair value of the shares, the corporation's latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the corporation of the certificate or certificates, or other evidence of ownership, with respect to the shares, or instructions to the dissenting shareholder to sell his or her shares within 10 days after delivery of the corporation's statement to the shareholder. The corporation may instruct the shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that 10 day period after being so instructed by the corporation, for purposes of this Section the shareholder shall be deemed to have sold his or her shares at the average closing price of the shares, if listed on a national exchange, or the average of the bid and asked price with respect to the shares quoted by a principal market maker, if not listed on a national exchange, during that 10 day period.

     (d) A shareholder who makes written demand for payment under this Section retains all other rights of a shareholder until those rights are cancelled or modified by the consummation of the proposed corporate action. Upon consummation of that action, the corporation shall pay to each dissenter who transmits to the corporation the certificate or other evidence of ownership of the shares the amount the corporation estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.

     (e) If the shareholder does not agree with the opinion of the corporation as to the estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of the corporation's statement of value, shall notify the corporation in writing of the shareholder's estimated fair value and amount of interest due and demand payment for the difference between the shareholder's estimate of fair value and interest due and the amount of the payment by the corporation or the proceeds of sale by the shareholder, whichever is applicable because of the procedure for which the corporation opted pursuant to subsection (c).

     (f) If, within 60 days from delivery to the corporation of the shareholder notification of estimate of fair value of the shares and interest due, the corporation and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the corporation shall either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office or the principal office of the corporation is located, requesting the court to determine the fair value of the shares and interest due. The corporation shall make all dissenters, whether or not residents of this State, whose demands remain unsettled parties to the proceeding as an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Failure of the corporation to commence an action pursuant to this Section shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.

     (g) The jurisdiction of the court in which the proceeding is commenced under subsection (f) by a corporation is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to it.

     (h) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or the proceeds of sale by the shareholder, whichever amount is applicable.

     (i) The court, in a proceeding commenced under subsection (f), shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the court under subsection (g), but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the amount which the corporation estimated to be the fair value of the shares or if no estimate was made in accordance with subsection
(c), then all or any part of the costs may be assessed against the corporation. If the amount which any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

     (1) Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of subsections (a), (b), (c), (d), or (f).

     (2) Against either the corporation or a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Section.

     If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to that counsel reasonable fees to be paid out of the amounts awarded to the dissenters who are benefited. Except as otherwise provided in this Section, the practice, procedure, judgment and costs shall be governed by the Code of Civil Procedure [735 ILCS 5/1-101 et seq.].

     (j)  As used in this Section:

     (1) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the consummation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

     (2) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(Source: P.A. 86-1156.)